Exhibit 10.2
EXECUTION VERSION

FIRST AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
June 29, 2022
among
APR ENERGY, LLC
as US Borrower
APR ENERGY HOLDINGS LIMITED
as UK Borrower
CITIBANK, N.A.
as Administrative Agent
CITIBANK, N.A.
as Sole Structuring Agent
CITIBANK, N.A.
EXPORT DEVELOPMENT CANADA
BANK OF MONTREAL, CHICAGO BRANCH
THE TORONTO-DOMINION BANK
as Mandated Lead Arrangers
and
THE SEVERAL LENDERS FROM TIME TO
TIME PARTY HERETO

TABLE OF CONTENTS    PAGE

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SECTION 9.19 Joint and Several Liability	111
SECTION 9.20 Amendment and Restatement	111

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FIRST AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 29, 2022 (this “Agreement”), among APR ENERGY, LLC, a company incorporated in the State of Florida, U.S.A. (the “US Borrower”), APR ENERGY HOLDINGS LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 07105073 (the “UK Borrower”), the several banks and other financial institutions or entities from time to time party hereto as Lenders, CITIBANK, N.A., as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), CITIBANK, N.A., as sole structuring agent (in such capacity, the “Sole Structuring Agent”), and CITIBANK, N.A., EXPORT DEVELOPMENT CANADA, BANK OF MONTREAL, CHICAGO BRANCH and THE TORONTO-DOMINION BANK, as mandated lead arrangers (in such capacity, the “Mandated Lead Arrangers”).
W I T N E S S E T H:
WHEREAS (a) the Borrowers have requested from the Lenders a revolving loan (which includes a sub-facility for the issuance of letters of credit) in an aggregate principal amount not to exceed US$50,000,000 as set forth herein and (b) the US Borrower requested on the Original Closing Date a term loan facility in an aggregate principal amount of US$135,000,000 as set forth in the Initial Credit Agreement.
WHEREAS the proceeds of the Loans will be (or, in respect of the Term Loans, were) used (a) to refinance existing indebtedness in relation to the Collateral Assets and (b) for general corporate purposes of the Borrowers and the APR Group.
WHEREAS it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Initial Credit Agreement, but that this Agreement amend and restate in its entirety the Initial Credit Agreement and re-evidence the obligations and liabilities of the parties thereunder.
WHEREAS the parties are willing to amend and restate the Initial Credit Agreement on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01    Defined Terms. Capitalized terms used in this Agreement which are not otherwise defined have the meanings assigned to them in the Intercreditor Agreement. As used in this Agreement, the following terms have the meanings specified below:
“Account Bank” means (i) BMO Harris Bank, (ii) Bank of America, (iii) Citibank, (iv) HSBC, (v) in respect of any Collateral Asset Owner, the bank or banks at which the applicable Collateral Asset Owner Accounts are held and in respect of which the applicable Account Charges are entered into and (vi) any other bank as requested by the Borrowers and approved by the Administrative Agent and the Security Trustee.
“Account Charge” means, in relation to each of the Charged Accounts, the first priority fixed charge or pledge over all such accounts given or to be given by the relevant account holder thereof in favor of and in form and substance satisfactory to the Security Trustee.
“Accounting Principles” means IFRS or GAAP, as determined by the Borrowers.

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“Acquisition Agreement” means the Acquisition Agreement dated as of November 20, 2019 by and among (i) the entities listed on Exhibit A thereto under the heading “Fairfax,” including Fairfax Financial Holdings Limited, (ii) ACM Energy Holdings I Ltd. and ACM Apple Holdings I, LP, (iii) JCLA Cayman Limited, (iv) Apple Bidco Limited, (v) Seaspan Corporation, (vi) Parent Guarantor and (vii) Fairfax Financial Holdings Limited, in its capacity as the seller representative, as amended, restated, amended and restated, supplemented and otherwise modified from time to time, including, without limitation, the amendment and waiver to acquisition agreement dated as of February 21, 2020.
“Additional Asset” means any asset (other than Identified Asset) that meet the Eligibility Criteria.
“Additional Charged Account” means an account (other than a Charged Account) of the APR Group in which there is a first priority Lien in favor of the Security Trustee.
“Additional Secured Debt” has the meaning specified in the Intercreditor Agreement.
“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address as set forth in Section 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.
“Administrative Parties” means, collectively, the Mandated Lead Arrangers, the Administrative Agent, the Sole Structuring Agent and the Security Trustee.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified in Section 9.01(d)(ii).
“Agents” means, collectively, the Administrative Agent, Sole Structuring Agent and Mandated Lead Arrangers.
“Agreement” has the meaning specified in the introductory paragraph hereof.
“Alternative Currency” means each of (i) Euros and Sterling, and (ii) such other currency as requested by the Borrowers and acceptable to the relevant Issuing Bank(s).
“Anti-Corruption Laws” means all laws, rules, and regulations, as amended, concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 (as amended), and all other material anti-bribery and corruption laws, regulations or ordinances in any jurisdiction where the Obligors are located or doing business and which are applicable to the Obligors.
“Anti-Money Laundering Laws” has the meaning specfied in Section 3.20.
“Applicable Jurisdiction” means:

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(A)    in respect of any Collateral Asset, the physical location of such Collateral Asset at the relevant time;
(B)    in respect of any Share Pledge in respect of a Collateral Asset Owner, the jurisdiction of incorporation and the current place of business of such owner at the relevant time; and
(C)    in respect of Obligatory Insurances for a Collateral Asset, the governing law of such Obligatory Insurances at the relevant time.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Approved Valuers” means BDO, Hilco, Filsinger, Ernst & Young Global Limited and Deloitte and any other appraiser as the Administrative Agent shall approve (not to be unreasonably withheld).
“APR Group” means Apple Bidco Limited and its Subsidiaries.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bangladesh Subsidiary” means APR Energy Bangladesh Limited, an entity organized under the laws of Bangladesh.
“Base Rate” means, at any time, the highest of (i) the rate that the Administrative Agent announces from time to time as its prime lending rate as in effect from time to time, (ii) 0.50% in excess of the overnight federal funds rate at such time and (iii) Term SOFR as determined for an interest period

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of three (3) months plus 1%. For the avoidance of doubt, if the Base Rate is less than the Floor, it would be deemed to be the Floor for purposes of this definition.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)    the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than zero percent (0%), the Benchmark Replacement will be deemed to be zero percent (0%) for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the relevant Governmental Authority or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been

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determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

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“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Blue Chip Swap” means the acquisition, directly or indirectly (including through an intermediary), in Argentine Pesos of bonds or other debt or similar securities traded in Buenos Aires which also trade in foreign jurisdictions, and the subsequent sale of such securities, directly or indirectly (including through an intermediary), abroad in foreign currency.
“Borrower Competitor” means each of the entities identified as a “Borrower Competitor” in writing to the Administrative Agent prior to the Restatement Date and any other Person that is a competitor of a Borrower or any of its Subsidiaries (or an affiliate of such competitor) designated by a Borrower as a “Borrower Competitor” by written notice delivered to the Administrative Agent and approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) from time to time and any of such Person’s affiliates that are readily identifiable as such by their names; provided that “Borrower Competitors” shall exclude any Person that a Borrower has designated as no longer being a “Borrower Competitor” by written notice delivered to the Administrative Agent from time to time. The list of Borrower Competitors shall be made available to any Lender upon written request to the Administrative Agent. In no event shall a supplement to the list of Borrower Competitors apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans that was otherwise permitted prior to such permitted supplementation.
“Borrowers” means (a) in respect of the Revolving Facility, the US Borrower and the UK Borrower and (b) in respect of the Term Loan, the US Borrower.
“Borrowing” means a borrowing by the relevant Borrower of Loans.
“Borrowing Date” means the Restatement Date and any Business Day specified in a notice pursuant to Section 2.02 as a date on which a Borrower requests the Lenders to make Loans hereunder.
“Borrowing Request” means (a) a request for a Term Loan Borrowing, (b) a request for a Revolving Loan Borrowing, or (c) a request for a Swingline Loan Borrowing, which in each case shall be in such form as the Administrative Agent may approve.
“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such jurisdiction is authorized or required by Law to close; provided that when used in connection with any Borrowing Date, the term “Business Day” shall also exclude any day which is a legal holiday in the province of Alberta, Canada, the province of Ontario, Canada or the province of British Columbia, Canada.
“Capex Facility” means any loan agreement entered into by an Obligor for the purposes of financing capital expenditure in accordance with the requirements of section 3.08 of the Intercreditor Agreement.
“Capex Facility Indebtedness” means the aggregate Indebtedness incurred by any Obligors under and pursuant to any Capex Facilities.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks, as collateral for L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“CFADS” means the EBITDA of the APR Group (excluding any Immaterial Subsidiary which is not an Obligor) for a Measurement Period: (a) less (x) capital expenditure incurred in connection

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with maintenance, and (y) mobilization and demobilization costs (in each case, amortized or accreted over the life of the contracts to which they relate, but excluding any mobilization costs incurred prior to the Funding Date) for such Measurement Period; and (b) less cash Taxes for such period.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means:
(a)    the acquisition, directly or indirectly, by any Person or group of Persons other than the Parent Guarantor of either (i) beneficial ownership of more than 50% of the aggregate outstanding voting power of the equity interests of a Borrower or (ii) Control of a Borrower;
(b)    the acquisition, directly or indirectly, by any Person or group of Persons other than Parent Guarantor of either (i) beneficial ownership of more than 50% of the aggregate outstanding voting power of the equity interests of Seaspan Corporation or (ii) Control of Seaspan Corporation; and/or
(c)    the acquisition, directly or indirectly, by any Person or group of Persons other than a UBO of beneficial ownership of more than 50% of the aggregate outstanding voting power of the equity interests of the Parent Guarantor.
“Charged Accounts” means each of: (a) the Collection Accounts; (b) the Collateral Account; (c) the Debt Service Reserve Account; and (d) any Collateral Asset Owner Accounts, and each such account shall be held with the Account Bank in the name of (in the case of any Collateral Asset Owner Account) the relevant Collateral Asset Owner and (in all other cases) the Borrowers.
“Code” means the Internal Revenue Code of 1986.
“Collateral Account” means the account of the US Borrower maintained with the Account Bank and entitled “Collateral Account”.
“Collateral Asset” means each or any, as the context may require, of the Identified Assets and Additional Assets over which security is granted to secure Program Debt and, other than for the purposes of Article IV and Section 5.13(a), the Indirect Collateral Assets, but excluding any Collateral Asset which has been sold and which no longer constitutes part of the Collateral, in each case in accordance with this Agreement.
“Collateral Asset Contract” means any lease or contract for the use, employment or operation of a Collateral Asset or the provision of services by or from such Collateral Asset.
“Collateral Asset Contract Termination Fee” means any amount due to the Borrowers or Collateral Asset Owner from a Lessee or Lessee Guarantor as a result of or in connection with the termination of a Collateral Asset Contract.
“Collateral Asset Disposition” has the meaning given to such term in Section 6.05.
“Collateral Asset Disposition Date” means the date of any Collateral Asset Disposition in accordance with the requirements set forth in Section 6.05.

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“Collateral Asset Guarantees” means in relation to each of the Collateral Assets, any guarantee provided or to be provided by a Lessee Guarantor in relation to a Lessee’s obligations under a Collateral Asset Contract and “Collateral Asset Guarantee” means any of them.
“Collateral Asset Owner” means any Person that owns a Collateral Asset.
“Collateral Asset Owner Account” means, in respect of any Collateral Asset Owner, any account in the name of the applicable Collateral Asset Owner opened or to be opened into which Earnings shall be paid, as more particularly described in the relevant Account Charge relating thereto.
“Collateral Asset Report” means the form of certificate attached at Exhibit D.
“Collection Account” means each Principal Collection Account, each Collateral Asset Owner Account and each Additional Charged Account.
“Commitment Fee” means the fees payable by the Borrowers pursuant to Sections 2.09(b) and (c).
“Commitments” means, collectively, the Term Loan Commitments and the Revolving Loan Commitments.
“Communications” has the meaning specified in Section 9.01(d)(ii).
“Compliance Certificate” means the form of certificate attached at Exhibit B.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13 and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrowers may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides in consultation with the Borrowers is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.
“Credit Extension” means (a) a Borrowing or (b) an L/C Credit Extension.
“Daily Simple SOFR” means, for any day, (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) zero percent (0%). If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website

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and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.
“Debenture” means the Debenture granted by the Obligors party thereto in favor of the Security Trustee dated on or about the Original Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) and each other such agreement entered into by an Obligor or an entity which becomes an Obligor (including, without limitation, the confirmatory debenture dated the Restatement Date).
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Debt Service Reserve Account” means an account of any of the Borrowers maintained with the Account Bank in which the Debt Service Reserve Account Minimum Balance is maintained.
“Debt Service Reserve Account Minimum Balance” means the projected six (6) months of debt service (interest plus mandatory amortization payments (which, for the avoidance of doubt, shall exclude the balloon element of the final payment due on the Maturity Date)) on the Program Debt, provided that where the DSCR Ratio is less than 2.0:1, such minimum balance shall be increased to the projected twelve (12) months of debt service on the Program Debt until the DSCR Ratio is greater than 2.0:1 for two consecutive Test Dates. Upon the full and final repayment of the Loans and all other amounts outstanding under this Agreement, the Debt Service Reserve Account Minimum Balance shall be reduced to zero.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate (before as well as after judgment) equal to (a) with respect to overdue principal, the applicable interest rate plus 2.00% per annum, and (b) with respect to any other overdue amount (including overdue interest), the interest rate applicable to Base Rate Loans plus 2.00% per annum.
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and each Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified each Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two (2) Business Days after request by the Borrowers or Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and, if applicable, participations in then outstanding Letters of Credit under this Agreement, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a

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proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender under any one or more of clauses (a) through (d) above solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from (A) the jurisdiction of courts within the United States, or (B) with respect to any Lender that is otherwise subject to the jurisdiction of courts outside the United States, the jurisdiction of such courts, or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to each Borrower, each Issuing Bank and each Lender.
“Determination Date” means August 30, November 30, February 28 and May 30 in each year or, if such date is not a Business Day, on the immediately preceding Business Day.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) with respect to any amount in any currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent or the applicable Issuing Bank, using the applicable Exchange Rate with respect to such currency at the time in effect as determined pursuant to this Agreement.
“DSCR Cash Sweep Event” means, as of any date of determination, the failure of the DSCR Ratio as of such date to be at least equal to 1.75:1.0x.
“DSCR Event” has the meaning set forth in Section 6.08(b).
“DSCR Ratio” means, with respect to the last four fiscal quarters for the APR Group, the ratio of: (a) CFADS of the APR Group (excluding any Immaterial Subsidiary which is not an Obligor) for such period, to (b) the aggregate amount of scheduled principal and interest payable (excluding any final payments due at maturity) in respect of Program Debt and any other Indebtedness (other than fully subordinated shareholder debt) accrued or capitalized on the Loans and relevant Indebtedness during the applicable period, provided that the pro rata application of prepayments made prior to any Test Date for the purposes of the calculation of the DSCR Ratio pursuant to Section 6.08 as of such Test Date shall apply on a pro forma basis and be deemed to retroactively reduce the Term Loan Required Payments for the preceding four fiscal quarters for the purposes of clause (b) above.
“Dutch Principal Account Conditions Satisfaction Date” means the date upon which each of the following conditions are satisfied to the reasonable satisfaction of the Administrative Agent:
(a)    an Account Charge in respect of the Dutch Principal Collection Account, together with all notices and acknowledgments required thereunder; and
(b)    a legal opinion from counsel selected by the Administrative Agent in The Netherlands with respect to each of the above documents.
“Dutch Principal Collection Account” has the meaning set forth in paragraph (c) of the definition of “Principal Collection Accounts”.
“Earnings” means, in respect of a Collateral Asset, all present and future moneys and claims which are earned by or become payable to or for the account of the Borrowers or Collateral Asset

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Owner in connection with the ownership, operation and maintenance of that Collateral Asset and including but not limited to: (a) revenue earned; (b) all moneys and claims in respect of the requisition for hire of that Collateral Asset; (c) payments received in respect of any insurance; (d) payments received pursuant to any Collateral Asset Guarantee relating to that Collateral Asset; and (e) Collateral Asset Contract Termination Fees or other payments in respect of the termination of any Collateral Asset Contract, including without limitation, pursuant to legal proceedings, arbitration or other settlement arrangements.
“EBITDA” means the net income of the APR Group (excluding any Immaterial Subsidiary which is not an Obligor, but otherwise on a consolidated basis), for a Measurement Period as adjusted by, without duplication:
(a)    adding back Taxes for such Measurement Period;
(b)    adding back all Interest Expenses;
(c)    taking no account of any extraordinary or non-recurring item, other than indemnity payments received by the Obligors;
(d)    excluding any amount attributable to minority interests;
(e)    adding back depreciation and amortization;
(f)    adding back non-cash expenses and deducting non-cash gains, including mark to market on financial instruments, foreign exchange gains and losses and stock based compensation;
(g)    taking no account of (A) any revaluation or impairment of an asset or (B) any loss or gain over book value arising on the disposal of an asset by the APR Group during that Measurement Period, in each case, outside the ordinary course of business;
(h)    adding proportionate distributions from unconsolidated entities to a Borrower;
(i)    adding any Guarantor Cures paid in respect of such Measurement Period; and
(j)    adding Fairfax Indemnity Payments actually received by the UK Borrower or any of its Subsidiaries into a Charged Account in such period.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligibility Criteria” means: (a) such asset shall be (i) a gas turbine, mobile diesel or gas generator, (ii) an asset related to, and required for the operation of, those assets referenced in (i) above with a FMV in excess of US$500,000, or (iii) any other asset proposed by the Borrowers and reasonably acceptable to the Administrative Agent; (b) such asset shall be owned by (and not leased or on hire to) a Collateral Asset Owner; and (c) its inclusion as a Collateral Asset shall not give rise to a Default; (d) such asset shall be, and shall be capable of being, appraised on the basis set out in Section 5.03.

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“Eligible Assignee” has the meaning given to it in Section 9.04(b).
“Environmental Approvals” means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.
“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Representative” means each Collateral Asset Owner together with their respective employees and all of those Persons for whom such Collateral Asset Owner is responsible under any Applicable Law in respect of any activities undertaken in relation to any of the Collateral Assets.
“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by a Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by a Borrower or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) the institution of proceedings to appoint a trustee to administer, any Pension Plan; (h) written notification of the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate; (j) the engagement by a Borrower or

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any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon a Borrower pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“Event of Default” has the meaning specified in Article VII.
“Exchange Rate” means at any time at which a foreign exchange computation is made, with respect to any Alternative Currency, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (New York City time) on the applicable page of the Reuters reporting service then being used by the Administrative Agent or Issuing Bank reporting the exchange rates for such currency. In the event such exchange rate does not appear on the applicable page of such service, the Exchange Rate shall, with respect to each Letter of Credit issued in such Alternative Currency, be determined by reference to such other publicly available services for displaying currency exchange rates as may be agreed upon by the Issuing Bank thereof and the Borrowers, or, in the absence of such agreement after such Issuing Bank and the Borrowers having made good faith efforts to reach such agreement, such Exchange Rate shall instead be determined by such Issuing Bank based on current market spot rates in accordance with the provisions of Section 1.07(c); provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, such Issuing Bank, after consultation with the Borrowers, may use any reasonable method customarily used by such Person for such or similar purposes, and such determination shall be prima facie evidence thereof.
“Excluded Collateral Asset” means each of:
(A)    any Collateral Asset with respect to which (i) any Security Document to which such Collateral Asset or the applicable Collateral Asset Owner is subject ceases to be valid in any material respect or (ii) any Security Document creating a Security Interest in such Collateral Asset or the applicable Collateral Asset Owner in favor of the Security Trustee ceases to provide a perfected security interest in favor of the Security Trustee in such Collateral Asset or the applicable Collateral Asset Owner; and
(B)    any Collateral Asset that is impounded, arrested or otherwise detained and not released within forty-five (45) days.
“Excluded Security Assets” means (i) any lease, license, franchise, charter, authorization, contract or agreement to which any Obligor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest (a) (x) is prohibited by or in violation of any law, rule or regulation applicable to such Obligor or (y) requires any governmental consent that has not been obtained, (b) in the case of any such lease, license, franchise, charter, authorization, contract or agreement, is prohibited by or in violation of the terms of any such lease, license, franchise, charter, authorization, contract or agreement or requires an unaffiliated third party consent thereunder or (c) reasonably would be expected to result in material adverse tax consequences to any Obligor (or its affiliates) as reasonably determined by the Borrowers; in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable laws, other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable laws notwithstanding such prohibition; (ii) equity interests in joint ventures or any non-Wholly-Owned subsidiaries, in each case to the extent not permitted by the terms of such Person’s organizational or joint venture documents or relevant equity holders agreement or requires an unaffiliated third party consent thereunder, in each case, after giving effect to the applicable anti-assignment provisions of the UCC and other applicable laws; (iii) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or to an “amendment to allege use” pursuant to Section 1(c) of the Lanham Act; (iv) any leasehold

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interest (including any ground lease interest) or fee interest in real property and fixtures affixed to real property, (v) motor vehicles, airplanes and any other assets subject to certificates of title (in each case other than the Collateral Assets); (vi) any deposit account, securities account, commodities account or other account (excluding Charged Accounts); and (vii) any other assets of an Obligor if, in the reasonable judgment of the Borrowers, and agreed to by the Administrative Agent, the burden, cost or other consequences (including any adverse tax consequences) of creating, perfecting or maintaining the pledge of, or security interest in, such assets is excessive in view of the benefits to be obtained by the Lenders therefrom under the Loan Documents.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, and (b) in the case of a Lender, U.S. withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(f) and (d) any withholding Taxes imposed under FATCA.
“Fairfax Indemnity Payments” means any payments made by the Sellers (as defined in the Acquisition Agreement) to satisfy the Sellers’ indemnification obligations under the Acquisition Agreement, to the extent such payments are received in a Charged Account of the UK Borrower or its Subsidiaries.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letters” means any letter between (inter alios) the Mandated Lead Arrangers and/or the Administrative Agent and/or the Security Trustee and/or the Sole Structuring Agent and/or the Lenders which states that it is a “Fee Letter” for the purposes of this Agreement and “Fee Letter” means any of them.
“Fees” means the Commitment Fee and other fees payable pursuant to any Fee Letter.
“Finance Party” means, collectively, each Lender, each Issuing Bank, any Receiver and any Administrative Party.
“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

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“Floor” means a rate of interest equal to one percent (1%).
“FMV” means, in respect of a Collateral Asset, a valuation on the basis of a sale for prompt delivery for cash on customary arm’s length commercial terms as between a willing seller and a willing buyer.
“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Funding Date” means February 28, 2020.
“GAAP” means, subject to Section 1.03, United States generally accepted accounting principles as in effect as of the date of determination thereof.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group” means the Parent Guarantor and each of its Subsidiaries.
“Guarantee” means, as to any Person, (a) without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien), equal to the lesser of (x) the aggregate principal amount of such Indebtedness and (y) the fair market value of the property encumebred thereby as determined by such Person in good faith; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” means the Collateral Asset Owners and each other member of the APR Group which is, or is required to be, party to the Loan Documents and provides a Guarantee, excluding the Parent Guarantor. For the avoidance of doubt, the UK Borrower shall continue to be a Guarantor in respect of the Term Loan and all Obligations in respect thereof.
“Guarantor Cure” has the meaning specified in Section 6.09.

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“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.
“Identified Assets” means the assets meeting the Eligibility Criteria which are identified in Exhibit C hereto as being the Collateral Assets as at the Restatement Date.
“IFRS” means the international financial reporting standards published from time to time by the International Accounting Standards Committee.
“Immaterial Subsidiary” means one or more Subsidiaries of a Borrower (as designated by the relevant Borrower) which (i) do not own any Collateral Assets and (ii) taken together with all such Subsidiaries do not account for more than 10% of EBITDA of the APR Group (for the last two fiscal quarters).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Accounting Principles:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under (i) letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    any agreement treated as a finance or capital lease in accordance with Accounting Principles; and
(g)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

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“Indemnitee” has the meaning specified in Section 9.03(b).
“Indirect Collateral Assets” means one or more Collateral Assets owned by (and not leased or on hire to) Apple Bidco Limited and its Subsidiaries (i) which satisfy the Eligibility Criteria (other than clause (b) thereof), and (ii) in respect of which Security Interests in favor of the Security Trustee in such Collateral Assets, Share Pledges in respect of the owner of such Collateral Asset and/or Security Interests in respect of Obligatory Insurances in respect of such Collateral Assets cannot be established as contemplated by Section 5.13(a) after the use of commercially reasonable efforts to do so, as a result of legal requirements applicable to the owner of such Collateral Asset or the location of such Collateral Asset, provided that (x) each applicable Collateral Asset shall cease to be an Indirect Collateral Asset if the circumstances causing such Collateral Asset to be an Indirect Collateral Asset cease to apply, and (y) the Borrowers shall include in any reporting of the Collateral Assets the Indirect Collateral Assets, and shall clearly identify the Indirect Collateral Assets therein as such.
“Indirect Collateral Assets Amount” means the lower of (a) the aggregate OLV of all Indirect Collateral Assets which are not Excluded Collateral Assets and (b) 15% of the aggregate OLV of all Collateral Assets, in each case on the basis of the latest OLV.
“Information” has the meaning specified in Section 9.12.
“Initial Credit Agreement” means that certain Credit Agreement dated as of February 28, 2020 by and among certain of the parties hereto, together with all amendments, supplements and other modifications thereto, as in effect immediately prior to the Restatement Date.
“Insurance Consultant” means Willis Towers Watson, Marsh, Miller-Dawson, AON, JLT, Moore McNeil and any other insurance consultant as the Administrative Agent and the Borrowers shall approve.
“Insurers” means the underwriters or insurance companies with whom any Obligatory Insurances are effected.
“Intercreditor Agreement” means the amended and restated intercreditor and proceeds agreement dated the Restatement Date among, inter alios, the Borrowers, the Administrative Agent and the Security Trustee (as further amended and/or restated from time to time).
“Interest Election Request” means a request by the Borrowers to convert or continue a Borrowing in accordance with Section 2.08, which shall be in such form as the Administrative Agent may approve.
“Interest Expense” means (i) all interest expense, commitment fees or similar fees in respect of Indebtedness and (ii) amortized amounts in respect of upfront fees, agency fees, arrangement fees, original issue discount and any other similar fees or charges in respect of Indebtedness, in each case incurred by the APR Group (excluding any Immaterial Subsidiary which is not an Obligor) during a Measurement Period.
“Interest Period” means the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is, (a) as to any SOFR Loan or Borrowing, one, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request, and (b) as to any Base Rate Loan or Borrowing, the period up to the last Business Day of each March, June, September and December and the Maturity Date, provided in each case that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period shall extend beyond the relevant Maturity Date.

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“Intra Group Loan” means any loan or other Indebtedness advanced by an Obligor or the Parent Guarantor, as lender, to any Obligor, as borrower.
“Intra Group Loan Agreement” means any agreement in respect of an Intra Group Loan.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuing Bank” means each Revolving Lender.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Collateral Account” has the meaning specified in Section 2.07(j).
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance or renewal thereof or the extension of the expiry date thereof, or the reinstatement or increase of the amount thereof.
“L/C Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Documents” means, as to any Letter of Credit, each application therefor and any other document, agreement and instrument entered into by a Borrower or any other member of the APR Group with or in favor of the applicable Issuing Bank and relating to such Letter of Credit.
“L/C Fee” has the meaning specified in Section 2.09(c).
“L/C Fronting Fee” has the meaning specified in Section 2.09(d).
“L/C Issuing Bank Sublimit” means, with respect to any Issuing Bank, the then unused Revolving Loan Commitment of such Issuing Bank in its capacity as Revolving Lender.
“L/C Obligations” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate maximum undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the Dollar Equivalent of the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The L/C Obligations of any Revolving Lender at any time shall be its Revolving Commitment Percentage of the total L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of each Borrower and Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“L/C Sublimit” means the Total Revolving Loan Commitments. The L/C Sublimit is part of, and not in addition to, the Revolving Facility.

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“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Lessee” means any lessee of a Collateral Asset or counterparty to a Collateral Asset Contract (other than the relevant Collateral Asset Owner), and “Lessee” shall mean any of them.
“Lessee Guarantor” means any guarantor of a Lessee’s obligations under a Collateral Asset Contract.
“Letter of Credit” means any standby letter of credit issued hereunder and, where the meaning so disctates, Letter of Credit shall refer to all letters of credit issued by the Revolving Lenders where a Letter of Credit is issued by all Revolving Lenders collectively by issuing separate letters of credit in pro rata amounts.
“Leverage Ratio” means, with respect to the last four fiscal quarters for the APR Group, the ratio of: (a) the aggregate amount of all outstanding Program Debt and any other Indebtedness (ranking pari passu with the Obligations) of the APR Group as of the last day of such period, calculated pro forma for any prepayments of Indebtedness occurring after such day but prior to the immediately following Test Date to (b) EBITDA of the APR Group (excluding any Immaterial Subsidiary which is not an Obligor) for such period.
“Leverage Ratio Event” has the meaning specified in Section 6.08(d).
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan Documents” means, collectively, this Agreement, the Intercreditor Agreement, the Parent Guarantee, any subordination agreement entered into in connection with section 5.02(g) of the Intercreditor Agreement, the Security Documents, any Borrowing Request, the L/C Documents, the Fee Letters and any other documents entered into in connection herewith.
“Loans” means, collectively, the Term Loan, the Revolving Loans and the Swingline Loans.
“Local Law Security Agreement” means, in respect of a Collateral Asset, a Share Pledge in respect of the Collateral Asset Owner and/or Security Interests in respect of Obligatory Insurances in respect of a Collateral Asset, a Security Interest governed by the laws of the relevant Applicable Jurisdiction (or, if, pursuant to the laws of the Applicable Jurisdiction, the laws of another jurisdiction would govern the perfection and enforcement of a Security Interest in respect of the applicable asset or right, that other jurisdiction) providing valid, effective and enforceable security in respect thereof in the relevant Applicable Jurisdiction.
“LTV Event” has the meaning set forth in Section 6.08(a).
“LTV Ratio” means, at any Test Date, the ratio (expressed as a percentage) of (a) the outstanding Program Debt and Capex Facility Indebtedness (ranking pari passu with the Obligations) to (b) the aggregate of (i) the latest OLV of each Collateral Asset (other than Excluded Collateral Assets and Indirect Collateral Assets); (ii) the Indirect Collateral Assets Amount; and (ii) the then current balance of any amounts on deposit in the Collateral Account and Debt Service Reserve Account.
“Mandated Lead Arranger” means each of Citibank, N.A., Export Development Canada, Bank of Montreal, Chicago Branch and The Toronto-Dominion Bank, each in its capacity as mandated lead arranger.

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“Margin” means, for any day:
(a)    for any SOFR Loan which is not a Swingline Loan:
(i)    where the Leverage Ratio as of such date is less than 1.00:1, 2.50% per annum;
(ii)    where the Leverage Ratio as of such date is greater than or equal to 1.00:1 and less than 1.50:1, 3.00% per annum;
(iii)    where the Leverage Ratio as of such date is greater than or equal to 1.50:1 and less than 2.25:1, 3.25% per annum;
(iv)    where the Leverage Ratio as of such date is greater than or equal to 2.25:1 and less than 3.00:1, 3.75% per annum; and
(v)    where the Leverage Ratio as of such date is greater than or equal to 3.00:1, 4.00% per annum;
(b)    for any Base Rate Loan, the applicable Margin per annum set out in paragraphs (a)(i) through (v) above, minus 1.00%.
“Material Adverse Effect” means a material adverse effect on (a) the ability of a Borrower to perform its Obligations, (b) the legality, validity, binding effect or enforceability against a Borrower of any Loan Document to which it is a party or (c) the rights, remedies and benefits available to, or conferred upon, the Administrative Parties, any Lender under any Loan Documents.
“Maturity Date” means the date falling three (3) years after the Restatement Date or, if such date is not a Business Day, on the immediately preceding Business Day.
“Maximum Rate” has the meaning specified in Section 9.14.
“Measurement Period” means, at any time, the last four fiscal quarters for the Parent Guarantor or a Borrower, as applicable.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, a lower amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Borrower or any ERISA Affiliate make or is obligated to make contributions, during the preceding five (5) plan years has made or been obligated to make contributions, or has any liability.
“Multiple Employer Plan” means a Plan with respect to which a Borrower or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 9.02 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

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“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrowers arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against a Borrower or any other Obligor thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by a Borrower under any Loan Document and (b) the obligations of a Borrower to reimburse any amount in respect of any of the foregoing in accordance with the Loan Documents that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the relevant Borrower.
“Obligatory Insurances” means, in respect of each Collateral Asset: (a) all contracts and policies of insurance which are from time to time required to be effected and maintained in accordance with this Agreement in respect of each of the Collateral Assets; and (b) all benefits under the contracts, policies and entries under subsection (a) above and all claims in respect of them and the return of premiums.
“Obligor” means the Borrowers and the Guarantors and, for the purposes of Sections 3.20, 3.21, 5.07, 6.11 and 6.12, the Parent Guarantor.
“OLV” means, in respect of any Collateral Asset, a valuation on the basis of a sale for prompt delivery for cash as part of an orderly liquidation of assets, without giving any benefit to contracts associated with such assets.
“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Closing Date” means February 28, 2020.
“Original Financial Statements” means the consolidated financial statements of each of the Parent Guarantor and APR Energy Limited for the financial year ended December 31, 2018.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(b)).
“Parent Guarantee” means the guarantee and indemnity dated the Restatement Date by the Parent Guarantor in favor of the Security Trustee in the agreed form.

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“Parent Guarantor” means Atlas Corp.
“Participant” has the meaning specified in Section 9.04(d).
“Participant Register” has the meaning specified in Section 9.04(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Date” means the Business Day falling three (3) Business Days after each February 28, May 30, August 30 and November 30.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrowers or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Liens” means: (a) Security Interests created by the Security Documents; (b) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace, if any, related thereto has not expired or (ii) for which no action has been taken to enforce such Liens and such Liens are which are being contested in good faith and by appropriate proceedings (and for the payment of which adequate reserves are at the relevant time maintained or provided as shall be required in conformity with Accounting Principles), (c) statutory and common law liens of warehousemen, mechanics, suppliers, materials men, repairers or other similar liens, in each case arising in the ordinary course of business, outstanding for not more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings (and for the payment of which adequate reserves are at the relevant time maintained or provided as shall be required in conformity with Accounting Principles); (d) cash deposits or pledges made (including cash deposits supporting Third Party Letters of Credit) in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as the same do not give rise to any material risk of any foreclosure sale or similar proceeding with respect to any portion of the Collateral on account

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thereof; (e) encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business; (f) (other than in respect of any Collateral Asset) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business; (g) Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(j) or securing appeal or other surety bonds relating to such judgments; (h) Liens of collecting bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction and Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account; (i) (other than in respect of any Collateral Asset) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord and contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract; (j) Liens on the assets of the Bangladesh Subsidiary securing the intercompany Indebtedness owed by the Bangladesh Subsidiary to APR Energy Holdings Limited; provided that such Indebtedness shall be evidenced by a promissory note and it, and the Liens granted in connection therewith, shall be pledged by APR Energy Holdings Limited to the Security Trustee; (k) (other than in respect of any Collateral Asset) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the APR Group or materially detract from the value of the relevant assets of the Obligors or (ii) secure any Indebtedness; (l) Liens in connection with capital leases and purchase money Indebtedness in an aggregate amount not to exceed $2,500,000; provided that (i) such Liens shall be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related property and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness; (m) Liens existing on any property or asset prior to the acquisition thereof by any of the Obligors or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes an Obligor, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of any of the Obligors, (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and (iv) such Liens do not secure Indebtedness; provided that, in each case, the same do not give rise to a material risk of any Collateral Asset or interest therein being seized, sold, forfeited or otherwise lost or of criminal liability on an Indemnitee.
“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of any member of the APR Group, or any such plan to which any member of the APR Group is required to contribute on behalf of any of its employees or with respect to which any member of the APR Group has any liability.
“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.
“Prepayment Notice” means a notice by the Borrowers to prepay Loans, which shall be in such form as the Administrative Agent may approve.
“Principal Collection Accounts” means:

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(a)    the account of the US Borrower maintained with BMO Harris Bank entitled “Primary Collection Account (US)”;
(b)    the account of the UK Borrower maintained with Bank of America entitled “Primary Collection Account (UK)”; and
(c)    the account of APR Energy B.V. maintained with Bank of America entitled “Primary Collection Account (Dutch)” (the “Dutch Principal Collection Account”),
(each of (a) to (c) above referred to as a “Principal Collection Account”, provided that the Dutch Principal Collection Account above shall only constitute a “Principal Collection Account” upon the Dutch Principal Account Conditions Satisfaction Date).
“Program Debt” has the meaning specified in the Intercreditor Agreement.
“Qualified Refinancing Debt” means Additional Secured Debt, the proceeds of which are used, in whole or in part, to refinance an Intra Group Loan provided by the Parent Guarantor provided that (i) such Indebtedness shall have a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Term Loans, (ii) such Indebtedness shall not mature prior to the Maturity Date, (iii) the interest rate (including any payment in kind interest) in respect of such Indebtedness shall not exceed 8.5% per annum (in the case of any floating rate Indebtedness, based upon the applicable interest rate as of the date such Indebtedness is funded and, in each case, excluding any arrangement or upfront fees or customary administrative or other fees incurred in connection with such Indebtedness from the determination of the interest rate), (iv) after giving effect to the funding of such Indebtedness and the application of the proceeds thereof on a pro forma basis, each Borrower shall be in compliance with each of the covenants contained in Section 6.08 and (v) the terms of such Indebtedness (other than the interest rate and fees in respect thereof) shall not be more beneficial to the lenders in respect of such Indebtedness than the terms of the Loan Documents are to the Finance Parties unless, on or prior to the funding date in respect of such Indebtedness, such amendments are made to the Loan Documents to ensure the terms of the Loan Documents are at least as favorable to the Finance Parties as the terms of the Additional Secured Debt Documents in respect of such Indebtedness.
“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets appointed under any Security Document.
“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.
“Register” has the meaning specified in Section 9.04(c).
“Related Contracts” means any or all of the following (as the context requires): (a) the Obligatory Insurances; (b) the Collateral Asset Contracts; and (c) the Collateral Asset Guarantees.
“Related Parties” means, with respect to any Person, such Person’s Affiliates, head office, other branches and regional offices, and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates, head office, other branches and regional offices.
“Repayment Schedule” means the repayment schedule prepared in accordance with Section 2.03.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Required Insurance Amount” means US$75,000,000 as at the Restatement Date. Following the Restatement Date, such amount shall be (i) increased by the proportion of such amount (as otherwise increased or decreased prior to the relevant date) which the OLV of any new Collateral Asset

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bears to the aggregate OLV of all Collateral Assets at such time and (ii) decreased by the proportion of such amount (as otherwise increased or decreased prior to the relevant date) which the OLV of any removed Collateral Asset bears to the aggregate OLV of all Collateral Assets at such time, whereupon the “Required Insurance Amount” at any given date shall be the amount so increased and decreased prior to such date.
“Required Lenders” means, at any time, Lenders holding more than 66 2/3% of (a) until the Funding Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate principal amount of the Term Loan outstanding and (ii) the Total Revolving Loan Commitments then in effect. The outstanding Loans and Commitments of any Defaulting Lender shall be disregarded in determining the “Required Lenders” at any time.
“Required Revolving Lenders” means, at any time, Lenders holding more than 50% of the Total Revolving Loan Commitments then in effect. The Revolving Loan Commitments of any Defaulting Lender shall be disregarded in determining the “Required Revolving Lenders” at any time.
“Resignation Effective Date” has the meaning specified in Section 8.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) the chief executive officer, president, executive vice president or a Financial Officer of the relevant Obligor or, where applicable, the Parent Guarantor, (b) solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions pursuant to Section 4.01 and any provision relating to the knowledge of a Responsible Officer, any vice president, secretary or assistant secretary of a Borrower, (c) for purposes of any provision relating to the knowledge of a Responsible Officer, any vice president, corporate secretary, corporate assistant secretary, or member of the board of directors of the applicable Obligor and (d) solely for purposes of Borrowing Requests, requests for L/C Credit Extensions, prepayment notices and notices for Commitment terminations or reductions given pursuant to Article II, any other officer or employee of a Borrower or the Parent Guarantor so designated from time to time by one of the officers described in clause (a) in a notice to the Administrative Agent (together with evidence of the authority and capacity of each such Person to so act in form and substance satisfactory to the Administrative Agent). Any document delivered hereunder that is signed by a Responsible Officer of an Obligor, Borrower or Parent Guarantor shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Restatement Date” means the date on which each of the conditions specified in Section 4.03 are satisfied (or waived in accordance with Section 9.02), such date being ____________, 2022.
“Revaluation Date” means, with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date of issuance of such Letter of Credit, but only as to the Letter of Credit so issued on such date, (ii) each date such Letter of Credit is amended to increase the face amount of such Letter of Credit, but only as to the amount of such increase, (iii) each date of any payment by the applicable Issuing Bank under any such Letter of Credit and (iv) each Determination Date (or, if such date is not a Business Day, the immediately preceding Business Day).
“Revolving”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.02.
“Revolving Commitment Percentage” means, with respect to any Revolving Lender, the percentage which such Revolving Lender’s Revolving Loan Commitment then constitutes of the Total Revolving Loan Commitments.

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“Revolving Credit Exposure” means, as to any Lender at any time, the Dollar Equivalent of the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.
“Revolving Facility” means the Revolving Loan Commitments and all Credit Extensions thereunder.
“Revolving Lender” means each Lender having a Revolving Loan Commitment.
“Revolving Loan” means a loan made by a Lender to the Borrowers pursuant to Section 2.02(a).
“Revolving Loan Availability Period” means the period from the Restatement Date to but excluding the Maturity Date.
“Revolving Loan Commitment” means, as to each Revolving Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, Revolving Loans and Swingline Loans to the Borrowers pursuant to Section 2.02 in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender in Schedule 2.01 under the heading “Revolving Loan Commitment” or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Loan Commitment, as applicable, as such amount may be reduced pursuant to Section 2.05(c) or increased or reduced pursuant to assignments effected in accordance with Section 9.04.
“Sanctioned Jurisdiction” means, at any time, a country or territory that is the subject of Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in, or acting on behalf of a Person listed in, any Sanctions related list maintained by any Sanctions Authority, (b) any Person located, organized, or resident in a Sanctioned Jurisdiction, or (c) any other subject of Sanctions, including, without limitation, any Person controlled or 50 percent or more owned in the aggregate, directly or indirectly, by any subject or subjects of Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.
“Sanctions Authority” means the United States (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce or through any existing or future statute or Executive Order), the United Kingdom (including, without limitation, Her Majesty’s Treasury), the European Union and any EU member state, the French Republic, the United Nations Security Council, Canada and Hong Kong Monetary Authority and any other governmental authority with jurisdiction over the Obligors.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Security Agreement” means the Pledge and Security Agreement by the Obligors party thereto in favor of the Security Trustee dated on or about the Original Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, pursuant to the security agreement confirmation and assumption agreement dated the Restatement Date) and each other such agreement entered into by an Obligor or an entity which becomes an Obligor.
“Security Assets” means any asset which is the subject of a Security Interest created by a Security Document.

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“Security Documents” means: (a) the Security Agreement; (b) the Debenture; (c) the Account Charges; (d) the Share Pledges; (e) any Local Law Security Agreement; and (f) any other document designated as such in writing by the Borrowers or any Obligor and the Administrative Agent; in each case together with any and all notices and acknowledgements entered into and in connection therewith.
“Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.
“Security Trustee” means UMB Bank, National Association.
“Share Pledge” means, in relation to the Borrowers, each Collateral Asset Owner and each other Obligor (other than any Collateral Asset Owner in respect of an Indirect Collateral Asset to the extent that a Share Pledge in respect of such Collateral Asset Owner cannot, after the use of commercially reasonable efforts to do so, as a result of legal requirements applicable to it, be provided), each first priority charge, pledge or mortgage or equivalent over the shares in such Obligor, in each case in favor of and in form and substance satisfactory to the Security Trustee and “Share Pledges” means all such share pledges.
“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of a Borrower and its Subsidiaries as of such date determined in accordance with Accounting Principles.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the Federal Reserve Bank of New York’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.
“Sterling” or “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Apple Bidco Limited.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other

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similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that any Blue Chip Swap shall be excluded from the definition thereof.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swingline Loan” means a loan made by a Lender to the Borrowers pursuant to Section 2.02(b).
“Swingline Sublimit” means an amount equal to the lesser of (a) $30,000,000.00 and (b) the Total Revolving Loan Commitments. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Lender” means each Lender which has a Term Loan Commitment.
“Term Loan” has the meaning set forth in Section 2.01 and refers to, for the avoidance of doubt, the Term Loan made to the US Borrower pursuant to the Initial Credit Agreement. As of the Restatement Date, the outstanding principal amount of the Term Loan is US$108,000,000.
“Term Loan Availability Period” means the period from the Original Closing Date to but excluding the Term Loan Availability Termination Date.
“Term Loan Availability Termination Date” means the date falling three (3) months after the Original Closing Date (or, if such date is not a Business Day, on the preceding Business Day).
“Term Loan Commitment” means, as to each Term Lender, the obligation of such Lender to make, on and subject to the terms and conditions of the Initial Credit Agreement, a Term Loan to the Borrowers pursuant to Section 2.01(b) of the Initial Credit Agreement in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender in Schedule 2.01 under the heading “Term Loan Commitment” or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable, as such amount may be reduced pursuant to Sections 2.05 or 2.06 of the Initial Credit Agreement or increased or reduced pursuant to assignments effected in accordance with Section 9.04.
“Term Loan Required Payments” has the meaning given in Section 2.03(a)(i).
“Term SOFR” means,

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(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than zero percent (0%), then Term SOFR shall be deemed to be zero percent (0%).
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Test Date” means: (a) the Funding Date; (b) subject to Section 6.05(b), each Collateral Asset Disposition Date; and (c) commencing on the Funding Date, each Determination Date.
“Third Party Letters of Credit” means: any letter of credit (other than any Letter of Credit) issued by any Person to support obligations of any of the Obligors in a jurisdiction other than the United Kingdom and the United States if the prospective beneficiary thereof requests the issuance of a letter of credit other than a Letter of Credit.
“Total Loss” means in relation to a Collateral Asset:
(a)    actual, constructive, compromised, agreed or arranged total loss of that Collateral Asset;
(b)    requisition for title or other compulsory acquisition of that Collateral Asset otherwise than by requisition for hire;

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(c)    capture, seizure, arrest, detention, or confiscation of that Collateral Asset by any government or by Persons acting or purporting to act on behalf of any government or by any other person which deprives the Collateral Asset Owner of that Collateral Asset or the Lessee of the use of that Collateral Asset for more than sixty (60) days after that occurrence; and
(d)    requisition for hire of that Collateral Asset by any government or by Persons acting or purporting to act on behalf of any government which deprives the Collateral Asset Owner or as the case may be the Lessee of the use of that Collateral Asset for a period of sixty (60) days, other than a Collateral Asset Contract of the Collateral Asset to a government or government agency approved by the Borrowers and by the Administrative Agent.
“Total Revolving Loan Commitment” means, at any time, the sum of the Revolving Loan Commitments at such time.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR or the Base Rate.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“UBO” means (a) any of Kyle Washington, Kevin Washington, Dennis Washington or any of their estate, spouse, and/or descendants; (b) any trust for the benefit of the Persons listed in (a); (c) Fairfax Financial Holdings Limited; (d) an Affiliate of any of the Persons listed in (a), (b) or (c); or (e) a combination of the foregoing.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or any other applicable jurisdiction.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.
“Unrelated Parties” has the meaning given in Section 3.32.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Wholly-Owned” means, as to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) shares issued to foreign nationals to the extent required by Applicable Law) are owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

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“Withholding Agent” means the Borrowers and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is not exclusive. The word “year” shall refer (i) in the case of a leap year, to a year of three hundred sixty-six (366) days, and (ii) otherwise, to a year of three hundred sixty-five (365) days. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.03    Accounting Terms; Changes in Accounting Principles.
(a)    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with Accounting Principles as in effect on the Original Closing Date. Financial statements and other information required to be delivered by the Borrowers to the Lenders pursuant to Sections 5.01(a) and 5.01(b) shall be prepared in accordance with Accounting Principles as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded. Notwithstanding any changes in Accounting Principles after the Original Closing Date, any lease of the Obligors that would be characterized as an operating lease under Accounting Principles as in effect on the Original Closing Date (whether such lease is entered into before or after the Original Closing Date) shall not constitute Indebtedness or a capital lease (and shall continue to be characterized as an operating lease) under this Agreement or any other Loan Document as a result of such changes in Accounting Principles.
(b)    Changes in Accounting Principles. If the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Original Closing Date in Accounting Principles or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in Accounting Principles or in the application thereof, then such provision shall be interpreted on the basis of Accounting Principles as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

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SECTION 1.04    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.05    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount, or the Dollar Equivalent of the stated amount, as applicable, of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any L/C Document related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount, or the Dollar Equivalent of the maximum amount, as applicable, of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
SECTION 1.06    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.07    Exchange Rates; Currency Conversion.
(a)    The Administrative Agent (based on information provided by the applicable Issuing Bank), shall determine the Dollar Equivalent amounts of Letters of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
(b)    All payments under this Agreement or any other Loan Document shall be made in Dollars, except for reimbursement obligations with respect to Letters of Credit issued in any Alternative Currency, which shall (subject to the last sentence of Section 2.07(c)(B)) be repaid, including accrued interest thereon, in the applicable currency. If any payment, whether through payment by any Obligor or the proceeds of any Collateral, shall be made in a currency other than the currency required hereunder, such amount shall be converted into the currency required hereunder at the rate determined by the Administrative Agent or the applicable Issuing Bank, as applicable, at the rate quoted by it in accordance with methods customarily used by such Person for such or similar purposes as the spot rate

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for the purchase by such Person of the required currency with the currency of actual payment through its principal foreign exchange trading office at approximately 11:00 a.m. (local time at such office) two Business Days prior to the effective date of such conversion; provided that the Administrative Agent or such Issuing Bank, as applicable, may obtain such spot rate from another financial institution actively engaged in foreign currency exchange if the Administrative Agent or such Issuing Bank, as applicable, does not then have a spot rate for the required currency.
SECTION 1.08    Dutch Terms.
Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to an Obligor incorporated in The Netherlands, a reference to:
"necessary action to authorise" includes any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) and obtaining an unconditional positive advice (advies) from the competent works council(s).
"constitutional documents" means the deed of incorporation (akte van oprichting), articles of association (statuten), and an up-to-date extract of the Trade Register of the Dutch Chamber of Commerce relating to the Dutch Obligor.
a "winding-up", "administration" or "dissolution" includes the Dutch Obligor being declared bankrupt (failliet verklaard) or dissolved (ontbonden).
a "moratorium" includes (voorlopig )surseance van betaling and "a moratorium is declared" includes (voorlopige) surseance verleend.
any "procedure or step" taken in connection with insolvency proceedings includes the Dutch Obligor having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990).
a "liquidator", "receiver", "administrative receiver", "administrator", "compulsory manager" or "other similar officer" includes a curator, a beoogd curator, a bewindvoerder, a beoogd bewindvoerder, a herstructureringsdeskundige or an observatory.
a "composition" includes an akkoord within the meaning the Dutch Bankruptcy Act (Faillissementswet).
a "security interest" or "security" includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right of reclamation (recht van reclame), and any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); and
an "attachment" includes a conservatoir beslag or executoriaal beslag.
ARTICLE II

COMMITMENTS
SECTION 2.01    Term Loan Commitments.
(a)    Term Loan. On the Original Closing Date, each Term Lender severally, and not jointly with the other Term Lenders, agreed, upon the terms and subject to the conditions herein set forth, to make a term loan denominated in US Dollars (the “Term Loan”) available to the US Borrower during the Term Loan Availability Period in an aggregate principal amount up to but not exceeding such Term

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Lender’s Term Loan Commitment. Amounts repaid or prepaid with respect to the Term Loan may not be re-borrowed.
(b)    Term Loan Borrowing. The Borrowing of the Term Loan upon the Funding Date was in an amount of US$135,000,000. As of the Restatement Date, the aggregate outstanding principal amount of the Term Loan is US$108,000,000. As of the Restatement Date, interest on the Term Loan shall continue to accrue in accordance with the Initial Credit Agreement until the end of the then current Interest Period and thereafter, interest shall accrue at the rate and for the Interest Period (if applicable) selected by the Borrower in accordance with Section 2.08.
SECTION 2.02    Revolving Loan Commitments.
(a)    Revolving Loans. Each Revolving Lender severally, and not jointly with the other Revolving Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make revolving loans to the Borrowers at any time and from time to time during the Revolving Loan Availability Period (each a “Revolving Loan” and collectively, the “Revolving Loans”), in an aggregate principal amount that will not result in (i) the Revolving Credit Exposure of any Revolving Lender exceeding its Revolving Loan Commitment or (ii) the total Revolving Credit Exposures exceeding the Total Revolving Loan Commitment. Each Borrowing of a Revolving Loan shall, subject to Section 2.02(d) below, be made from the Revolving Lenders pro rata in accordance with their respective Revolving Loan Commitments; provided, however, that the failure of any Revolving Lender to make any Revolving Loan shall not in itself relieve the other Revolving Lenders of their obligations to lend.
(b)    Swingline Loans. Each Revolving Lender severally, and not jointly with the other Revolving Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make Swingline Loans to the Borrowers at any time and from time to time during the Revolving Loan Availability Period (each a “Swingline Loan” and collectively, the “Swingline Loans”), in an aggregate principal amount that will not result in (i) the Revolving Credit Exposure of any Revolving Lender exceeding its Revolving Loan Commitment, (ii) the total Revolving Credit Exposures exceeding the Total Revolving Loan Commitment, or (iii) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit. Each Borrowing of a Swingline Loan shall, subject to Section 2.02(d) below, be made from the Revolving Lenders pro rata in accordance with their respective Revolving Loan Commitments; provided, however, that the failure of any Revolving Lender to make any Swingline Loan shall not in itself relieve the other Revolving Lenders of their obligations to lend.
(c)    Procedure for Revolving Loan Borrowing and Swingline Loan Borrowing. The Borrowers may borrow Revolving Loans and Swingline Loans under the Revolving Loan Commitment on any Business Day during the Revolving Loan Availability Period. The Borrowers shall give the Administrative Agent a revocable Borrowing Request (which must be received by the Administrative Agent prior to 12:00 Noon, New York City time (x) in the case of a Revolving Loan Borrowing, (1) that is a SOFR Borrowing, three (3) U.S. Government Securities Business Days prior to the requested Borrowing Date (which notice period may, following the Restatement Date and with the consent of the Required Lenders, be reduced to two (2) or one (1) U.S. Government Securities Business Days) and (2) that is a Base Rate Borrowing, one (1) U.S. Government Securities Business Day prior to the requested Borrowing Date, or (y) in the case of a Swingline Loan Borrowing, on the requested Borrowing Date), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether such Borrowing is to be a SOFR Borrowing or a Base Rate Borrowing (any Swingline Loan Borrowing shall be a Base Rate Borrowing), (iv) whether such Borrowing is to be a Revolving Loan Borrowing or a Swingline Loan Borrowing, (v) the initial Interest Period therefor, and (vi) the relevant Borrower in connection with such Borrowing. Each borrowing of Revolving Loans and Swingline Loans shall be in an amount equal to at least US$500,000 or a whole multiple of US$100,000 in excess thereof. Upon receipt of such Borrowing Request from the Borrowers, the Administrative Agent shall promptly notify each Revolving Lender thereof. Where the Borrowing Request specifies a Revolving Loan Borrowing, each Revolving Lender will, subject to Section 2.02(d) below, make the amount of its pro rata share of Revolving Loans available to the Administrative Agent for the account of the relevant Borrower prior to 12:00 Noon, New York time, on the Borrowing Date requested by the Borrowers in funds immediately available to the Administrative Agent. Where the Borrowing Request specifies a Swingline Loan Borrowing, each Revolving Lender will, subject to Section 2.02(d) below, make the amount of its pro rata share of

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Revolving Loans available to the Administrative Agent for the account of the relevant Borrower prior to 3:00 p.m., New York time, on the Borrowing Date requested by the Borrowers in funds immediately available to the Administrative Agent. Each Lender may, at its option, make any Loan available to the relevant Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Such borrowing will then be made available to the Borrowers by the Administrative Agent crediting the relevant Collection Account or, at the Borrowers’ option, by effecting a wire transfer of such amounts to an account designated by the Borrowers to the Administrative Agent. Not more than 5 Interest Periods in respect of Revolving Loans and Swingline Loans shall be outstanding at any time. Unless previously terminated, the Revolving Loan Commitment of each Revolving Lender shall automatically terminate at 12:00 Noon, (New York City time) on the Maturity Date.
(d)    Procedure for Letters of Credit. If the Borrowers request the issuance of a Letter of Credit, such issuance shall be made either, at the option of the Borrowers, by a single Issuing Bank selected by the Borrowers (as fronting bank) or by all Revolving Lenders pro rata in accordance with the respective Revolving Loan Commitments of each Revolving Lender. In either case, each such Letter of Credit shall utilize the Revolving Loan Commitments of each Revolving Lender pro rata in accordance with their respective Revolving Loan Commitments.
SECTION 2.03    Repayment Schedules.
(a)    Each Obligor hereby expressly acknowledges and agrees that as at the Restatement Date the Term Loan Required Payments (reflecting drawn Term Loan Commitments) which are outstanding are set out in the repayment schedule prepared as of the Restatement Date set forth in Schedule 2.02 (the “Repayment Schedule”). The Repayment Schedule has been prepared on the basis that:
(i)    the US Borrower will repay the Term Loan in instalments on each Payment Date, which commenced on the first Payment Date following the Funding Date (the “Term Loan Required Payments”);
(ii)    the Term Loan will amortize, commencing on the Funding Date until the Maturity Date, at a rate of 10% per annum, which rate shall be calculated on the basis of the aggregate amount of the Term Loan which has been advanced (excluding any amortization payments which have previously been made) as at the applicable Payment Date, and such annual repayments shall be split pro rata over each of the applicable Payment Dates.
(b)    Upon the Maturity Date, the Borrowers shall repay to the Administrative Agent for the ratable account of the Revolving Lenders the aggregate principal amount of all Revolving Loans and Swingline Loans (together with any accrued but unpaid interest thereon) outstanding on such date.
(c)    If any optional partial prepayment of the Term Loan is made pursuant to Section 2.05(a), or any amount of the Term Loan is prepaid as a result of a DSCR Cash Sweep Event, Guarantor Cure or Collateral Asset Disposition, such amounts shall reduce the Term Loan Required Payments pro rata (or, if the US Borrower so directs in relation to any optional partial prepayment of the Term Loan pursuant to Section 2.05(a), in the manner which the US Borrower directs) and the Administrative Agent will, in consultation with the Borrowers, revise the Repayment Schedule to take into account the relevant partial prepayment and its required manner of application pursuant hereto. The Administrative Agent and the US Borrower will agree as to any such revised Repayment Schedule whereupon it shall automatically be deemed to be the “Repayment Schedule” for the purposes of this Agreement.
SECTION 2.04    Repayment of the Loans
(a)    Term Loan. The US Borrower shall repay the Term Loan as follows:
(i)    on each Payment Date on and following the first Payment Date following the Funding Date, the Term Loan Required Payments in accordance with the Repayment Schedule; and

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(ii)    on the Maturity Date, the outstanding principal balance of the Term Loan.
(b)    Revolving Loans and Swingline Loans. The Borrowers shall not be required to repay the principal amount of the Revolving Loans or Swingline Loans prior to the Maturity Date and, upon the Maturity Date, Section 2.03(b) shall apply.
SECTION 2.05    Optional Prepayments
(a)    Optional Prepayments. The Borrowers may, upon notice to the Administrative Agent, at any time and from time to time prepay any Borrowing in whole or in part without premium or penalty; provided that (i) such notice shall be in the form of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Borrowers, or may be given by telephone to the Administrative Agent (if promptly confirmed by such a written Prepayment Notice consistent with such telephonic notice) and must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) one Business Day before the date of prepayment; (ii) such Prepayment Notice shall specify (A) whether such prepayment shall be applied to repay the outstanding Revolving Loans or Swingline Loans of the Revolving Lenders and/or prepay the Term Loan of the Term Lenders and/or prepay outstanding principal under any Additional Debt Documents, (B) for any amounts of such prepayment to be applied to the Term Loan, how such amounts are to be applied against the remaining Term Loan Required Payments and for any amounts of such prepayment to be applied to repay one or more outstanding Revolving Loans or Swingline Loans how such amounts are to be so applied, (C) the prepayment date and (D) the principal amount of each Borrowing or portion thereof to be prepaid; (iii) each such partial prepayment shall be in an amount not less than, (i) in the case of a partial prepayment of the Term Loan, $2,000,000, and (ii) in the case of a partial prepayment of the Revolving Loans, $500,000, or in each case a larger multiple of $100,000. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each Prepayment Notice shall be irrevocable, provided that a prepayment notice in respect of a payment of all Obligations shall be permitted to include a range of prepayment dates (to be agreed with the Administrative Agent) with a per day prepayment amount within such range of prepayment dates.
(b)    Application. Each optional prepayment of a Borrowing shall (i) in the case of an optional prepayment of the Revolving Loans or Swingline Loans, reduce the outstanding principal amount of the Revolving Loans or Swingline Loans, as applicable, and, (ii) in the case of an optional prepayment of the Term Loan, be applied to reduce all Term Loan Required Payments pro rata (or, if the Borrowers so direct in relation to any optional partial prepayment of the Term Loan pursuant to Section 2.05(a), in the manner which the Borrowers direct). Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08, together with any additional amounts required pursuant to Section 2.13. Any amounts of the Revolving Loans or Swingline Loans that are repaid under this Section 2.05 may be re-borrowed in accordance with the terms of this Agreement.
(c)    Permanent Commitment Reductions. The Borrowers may, at their option from time to time, permanently reduce, in whole or in part, the Revolving Commitments upon at least three (3) Business Days’ prior written notice to Agent, which notice shall specify the amount and effective date of the reduction and shall be irrevocable once given. Each reduction (i) in the case of a partial reduction, shall be in a minimum amount of $500,000 or an increment of $100,000 in excess thereof and (ii) shall not reduce the aggregate Revolving Commitments to an amount less than the sum of (A) the aggregate principal amount of Revolving Loans and Swingline Loans outstanding at such time plus (B) the outstanding L/C Obligations at such time (unless accompanied by a corresponding prepayment of such outstanding Revolving Loans or Swingline Loans).
SECTION 2.06    Mandatory Prepayments.
(a)    Illegality. Subject to Section 2.17, if it is or will be unlawful in any jurisdiction for a Lender to perform any of its obligations under any Loan Documents, or to fund or maintain its share in the Loans, or any Obligor is or becomes a Sanctioned Person, and such Lender (or in the case of any Obligor being or becoming a Sanctioned Person, any Lender) has notified the Administrative Agent and the Borrowers of the same: (i) the Borrowers shall repay or prepay that Lender's participation in the Loans

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in full; and (ii) the Commitments of that Lender will be immediately cancelled. The date for repayment or prepayment referred to in (i) above will be, (x) in the case where it is already unlawful for such Lender to perform such obligations or to fund or maintain its share in the Loans, or an Obligor has become a Sanctioned Person, as soon as practicable and (y) in the case of unlawfulness that will occur in the future, the date specified by that Lender in the relevant notification, which shall not be earlier than ten (10) Business Days preceding the last day of any applicable grace period allowed by law and which shall be a date falling at least thirty (30) days from the date of the notice (but in any event no later than the last day of any applicable grace period allowed by law).
(b)    Change of Control. Upon the occurrence of a Change of Control, the Borrowers shall (i) prepay the Loans in full, together with accrued interest thereon to the date of such prepayment, (ii) discharge all of the L/C Obligations, if any, by Cash Collateralizing such L/C Obligations, and (iii) terminate all of the unused Commitments, if any. Any prepayment of the Loans under this Section 2.06(b) shall be made on the date of occurrence of such Change of Control.
(c)    Collateral Asset Disposition, Total Loss and Guarantor Cures. Upon any amounts standing to the credit of the Collateral Account being required to be applied in prepayment of the Program Debt in accordance with section 4.02(d) of the Intercreditor Agreement, the Borrowers shall (i) prepay the relevant portion of the Loans, together with accrued interest thereon to the date of such prepayment and (ii) discharge applicable L/C Obligations, if any, by Cash Collateralizing such L/C Obligations.
(d)    Currency Adjustments. If, as a result of any changes in currency exchange rates, on any Revaluation Day, (i) the Revolving Credit Exposure of any Revolving Lender exceeds 105% of such Revolving Lender’s Commitment then in effect or (ii) the Revolving Credit Exposure of all Revolving Lenders exceeds 105% of the aggregate Revolving Loan Commitments then in effect, then, within five (5) Business Days after notice to the Borrowers thereof from the Administrative Agent, the Borrowers shall repay the Revolving Loans (or, if no Revolving Loans are outstanding, Cash Collateralize the L/C Obligations to the satisfaction of the Administrative Agent) such that, after giving effect thereto, (A) the Revolving Credit Exposure of the Revolving Loans of each Revolving Lender shall not exceed such Revolving Lender’s Commitment then in effect and (B) the Revolving Credit Exposure of all Revolving Lenders shall not exceed the Total Revolving Loan Commitments then in effect. L/C Obligations that are Cash Collateralized as described above shall be deemed not to be outstanding for the purposes of this Section 2.06(d). The Administrative Agent shall promptly furnish each Revolving Lender with a copy of any notice delivered to the Borrowers pursuant to this Section 2.06(d). If, on any Revaluation Date occurring during any time where the Borrowers have provided Cash Collateral pursuant to the above, neither (x) the Revolving Credit Exposure of the Revolving Loans of each Revolving Lender exceed such Revolving Lender’s Commitment then in effect nor (y) the Revolving Credit Exposure of all Revolving Lenders exceed the Total Revolving Loan Commitments then in effect, the Administrative Agent shall, promptly upon request from the Borrowers, return such Cash Collateral (or portion thereof no longer necessary to serve as Cash Collateral) to the Borrowers.
(e)    Application of Mandatory Prepayments. Any repayment or prepayment under this Section 2.06 shall be applied, first to repay any outstanding principal of the Revolving Facility and secondly, pro rata and pari passu, to repay the outstanding principal of the Term Loan and the outstanding principal under any Additional Debt Documents (provided that if any Additional Debt Finance Party elects not to receive such amounts, such amounts shall be applied to repay the outstanding principal of the Term Loan pro rata to the remaining installments). Prepayments under Section 2.06(a) and Section 2.06(b) shall result in permanent reductions to the Revolving Loan Commitments. Prepayments under Section 2.06(c) and 2.06(d) shall not result in reductions to the Revolving Loan Commitments.
SECTION 2.07    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Sections 2.01 and 2.02, the Borrowers may request any Issuing Bank, in reliance on the agreements of the Revolving Lenders set forth in this Section, or, as applicable, all Issuing Banks (collectively by separate Letters of Credit for pro rata amounts) to issue, at any time and from time to time

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during the Revolving Loan Availability Period, Letters of Credit denominated in Dollars or an Alternative Currency for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and the applicable Revolving Lender(s) in its/their reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Loan Commitments. The Borrowers shall not request any issuance of a Letter of Credit unless one or more Lenders have agreed to act as an Issuing Bank hereunder (on such terms and subject to such conditions as the Borrowers and the applicable Lender(s) may agree). As at the Restatement Date, each Revolving Lender has agreed (and each, by its execution of this Agreement, confirms its agreement) to be Issuing Banks in respect of Letters of Credit, provided that Canadian Western Bank shall not, as of the Restatement Date, issue Letters of Credit in Alternative Currencies, unless such Revolving Lender notifies the Borrowers after the Restatement Date that it can issue Letters of Credit in Alternative Currencies.
(b)    Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrowers shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Bank(s)) to an Issuing Bank selected by it (or, as applicable, all Issuing Banks) and to the Administrative Agent (at least three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit, whether such Letter of Credit is to be issued by a single Issuing Bank (as fronting bank) or by all Issuing Banks (collectively by separate Letters of Credit for pro rata amounts), and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. The Administrative Agent shall provide a copy of such notice to each Lender. If requested by the respective Issuing Bank(s), the Borrowers also shall submit a letter of credit application and reimbursement agreement on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(c)    Limitations on Amounts, Issuance, Amendment and Participations. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the Dollar Equivalent of the aggregate amount of the outstanding Letters of Credit issued by any Issuing Bank shall not exceed its L/C Issuing Bank Sublimit, (ii) the Dollar Equivalent of the aggregate L/C Obligations shall not exceed the L/C Sublimit, (iii) the Dollar Equivalent of the Revolving Credit Exposure of any Revolving Lender shall not exceed its Revolving Loan Commitment and (iv) the Dollar Equivalent of the aggregate total Revolving Credit Exposures shall not exceed the Total Revolving Loan Commitment.
An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Restatement Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Restatement Date and that such Issuing Bank in good faith deems material to it;

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(ii)    the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;
(iii)    except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial amount less than $500,000;
(iv)    any Revolving Lender is at that time a Defaulting Lender, unless (A) such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrowers or such Revolving Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either such Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion or (B) such Issuing Bank is satisfied that the related exposure and Defaulting Lender’s participation in L/C Obligations will be fully allocated to Revolving Lenders which are Non-Defaulting Lenders, and participating interests in any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.18(a)(iv) below (and such Defaulting Lender shall not participate therein); or
(v)    such Letter of Credit is to be in a currency other than Dollars, Euros or Sterling, or such Issuing Bank does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency.
An Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
Where any Letter of Credit is issued by a single Issuing Bank (as fronting bank) and not by all Issuing Banks (collectively by separate Letters of Credit for pro rata amounts):
(A)    By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.
(B)    In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the respective Issuing Bank, such Revolving Lender’s Revolving Commitment Percentage of each L/C Disbursement made by an Issuing Bank promptly upon the request of such Issuing Bank at any time from the time of such L/C Disbursement until such L/C Disbursement is reimbursed by the Borrowers or at any time after any reimbursement payment is required to be refunded to the Borrowers for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the

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Borrowers pursuant to Section 2.07(e), the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that the Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such L/C Disbursement. If a Revolving Lender is unable for any reason to effect payment of such Revolving Lender’s Revolving Commitment Percentage owing to an Issuing Bank with respect to a Letter of Credit issued in an Alternative Currency in such Alternative Currency, such payment shall be made to the Administrative Agent, for account of the respective Issuing Bank, in the Dollar Equivalent of such currency determined in accordance with Section 1.07.
(C)    Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender's Commitment is amended pursuant to the operation of Section 2.18, as a result of an assignment in accordance with Section 9.04 or otherwise pursuant to this Agreement.
(d)    Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, twelve (12) months after the then-current expiration date of such Letter of Credit) and (ii) the date that is five (5) Business Days prior to the Maturity Date.
(e)    Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such Issuing Bank in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrowers receive such notice. Other than where the Letter of Credit is issued by all Issuing Banks (collectively by separate Letters of Credit for pro rata amounts), if the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Revolving Commitment Percentage thereof.
(f)    Obligations Absolute. The Borrowers’ obligation to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement or any Letter of Credit, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement in such draft or other document being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder.
None of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived

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by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), an Issuing Bank shall be deemed to have exercised care in each such determination, and that:
(i)    an Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a replacement marked as such or waive a requirement for its presentation;
(ii)    an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;
(iii)    an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iv)    this sentence shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).
Without limiting the foregoing, none of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an Issuing Bank declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Bank.
Unless otherwise expressly agreed by an Issuing Bank and the relevant Borrower when a Letter of Credit is issued by it, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrowers for, and such Issuing Bank’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.
An Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and L/C Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the such Issuing Bank.
(g)    Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of

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Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and each Borrower in writing of such demand for payment if such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and, where applicable, the Revolving Lenders with respect to any such L/C Disbursement.
(h)    Interim Interest. If the Issuing Bank for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrowers shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrowers reimburse such L/C Disbursement, at the Default Rate applicable to a SOFR Loan with a one (1) month Interest Period. Interest accrued pursuant to this paragraph shall be for account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for account of such Revolving Lender to the extent of such payment.
(i)    Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement between the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor or any previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with L/C Obligations representing at least 66-2/3% of the total L/C Obligations) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “L/C Collateral Account”) an amount in cash equal to 102% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (f) or (g) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. In addition, and without limiting the foregoing or paragraph (d) of this Section, if any L/C Obligations remain outstanding after the expiration date specified in said paragraph (d), the Borrowers shall immediately deposit into the L/C Collateral Account an amount in cash equal to 102% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.
The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the L/C Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the L/C Collateral Account. Moneys in the L/C Collateral Account shall be applied by Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with L/C Obligations representing 66-2/3% of the total L/C Obligations), be applied to satisfy other obligations of the

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Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or where any L/C Obligations remain outstanding after the expiration date specified in paragraph (d) of this Section, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within five (5) Business Days after (x) all Events of Default have been cured or waived, or (y) the Issuing Bank(s) and the Lenders have no further obligations to make any payments or disbursements under any circumstances with respect to any related Letters of Credit.
(k)    Letters of Credit Issued for account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.
SECTION 2.08    Interest.
(a)    Elections by Borrowers for Borrowings. The Loans comprising each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a SOFR Borrowing, may elect the Interest Period therefor, all as provided in this Section.
(b)    Notice of Elections. Each such election pursuant to this Section shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent. Each such notice shall be in the form of a written Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrowers, or may be given by telephone to the Administrative Agent (if promptly confirmed in writing by delivery of such a written Interest Election Request consistent with such telephonic notice) and must be received by the Administrative Agent not later than three (3) Business Days prior to the effective date of such election.
(c)    Content of Interest Election Requests. Each Interest Election Request pursuant to this Section shall specify the following information:
(i)    the Borrowing to which such Interest Election Request applies;
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day and, in the case of a conversion of a SOFR Borrowing to a Base Rate Borrowing, shall be the last day of the Interest Period in respect of such SOFR Borrowing;
(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing or SOFR Borrowing; and
(iv)    if the resulting Borrowing is a SOFR Borrowing, the Interest Period therefor after giving effect to such election.
(d)    Notice by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and such Lender’s portion of each resulting Borrowing.
(e)    Failure to Elect. If the Borrowers fail to deliver a timely and complete Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period therefor, then, unless such SOFR Borrowing is repaid as provided herein, the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
(f)    Interest Rates. Subject to paragraph (g) of this Section, (i) each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the applicable Margin, and (ii) each SOFR Loan shall bear interest at a rate per annum equal to the Term SOFR for the Interest Period in

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effect for such Loan plus the applicable Margin plus an additional credit adjustment spread of 0.1% percent per annum, provided that as of the Restatement Date interest on each Loan shall continue to accrue in accordance with the Initial Credit Agreement until the end of the then current relevant Interest Period.
(g)    Default Interest. If any amount payable by any Obligor under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate. Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all Loans outstanding hereunder at a rate per annum equal to the applicable Default Rate.
(h)    Payment Dates. Accrued interest on each Loan shall be payable in arrears on the last day of the Interest Period applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (g) of this Section shall be payable on demand, and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.
(i)    Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(j)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right, in consultation with the Borrowers, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 2.09    Fees.
(a)    Fee Letters. Fees (other than the Commitment Fee) shall be paid by the Borrowers in the amount, in the manner and at the times agreed in the Fee Letters.
(b)    Revolving Loan Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee on the daily average unused and uncancelled amount of the Revolving Loan Commitment (which, for the avoidance of doubt, shall be reduced by the amount of any outstanding Letters of Credit in such determination) of such Revolving Lender, for each day during the period from the Restatement Date until the Maturity Date, at a rate equal to 40% of the applicable Margin set forth in subclauses (i)-(v) of clause (a) of the definition thereof that would otherwise be payable in respect of such undrawn and uncancelled Revolving Loan Commitment had it been drawn, accrued commitment fees to be payable in arrears on each Payment Date and upon any termination or expiry of the applicable Revolving Loan Commitments.
(c)    L/C Fees. The Borrowers agree to pay to each Issuing Bank for its own account a letter of credit fee (the “L/C Fee”) with respect to each Letter of Credit issued by such Issuing Bank at a rate per annum equal to 0.125% on the daily maximum amount then available to be drawn under such Letter of Credit, during the period from and including the Restatement Date to but excluding the later of the Maturity Date and the date on which the relevant Issuing Bank ceases to have any L/C Obligations in respect of such Letter of Credit. Accrued L/C Fees shall be payable in arrears on each Payment Date, commencing on the first such date to occur after the Restatement Date, and on the Maturity Date; provided that any such fees accruing after the Maturity Date shall be payable on demand. In addition, the Borrowers agree to pay to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating

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to letters of credit as from time to time in effect, which fees, costs and charges shall be payable to such Issuing Bank within three (3) Business Days after its demand therefor and are nonrefundable.
(d)    L/C Fronting Fees. Where any Issuing Bank issues any Letter of Credit as fronting bank (and such Letter of Credit is not issued by all Issuing Banks collectively through separate Letters of Credit in pro rata amounts), the Borrowers agree to pay such Issuing Bank for its own account a letter of credit fronting fee (the “L/C Fronting Fee”) with respect to each such Letter of Credit issued by such Issuing Bank at a rate per annum equal to 0.15% on the daily maximum amount then available to be drawn under such Letter of Credit, during the period from and including the Restatement Date to but excluding the later of the Maturity Date and the date on which such Issuing Bank ceases to have any L/C Obligations. Accrued L/C Fronting Fee shall be payable in arrears on each Payment Date, commencing on the first such date to occur after the Restatement Date, and on the Maturity Date; provided that any such fees accruing after the Maturity Date shall be payable on demand.
(e)    Fee Computation. All fees payable under this Section shall be computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive absent manifest error. For any Letter of Credit issued with a stated amount in any Alternative Currency, the fees shall be converted into Dollars using the applicable Exchange Rate in effect three (3) Business Days before any fee with respect thereto shall be due and payable hereunder.
SECTION 2.10    Evidence of Debt. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of each Borrower to such Lender resulting from each Credit Extension made by such Lender. The Administrative Agent shall maintain the Register in accordance with Section 9.04(c). The entries made in the records maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender or the Administrative Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrowers under this Agreement and the other Loan Documents. In the event of any conflict between the records maintained by any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.
SECTION 2.11    Payments Generally; Several Obligations of Lenders.
(a)    Payments by the Borrowers. All payments to be made by the Borrowers hereunder and the other Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all such payments shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in immediately available funds not later than 2:00pm (New York City time) on the date specified herein. All amounts received by the Administrative Agent after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. The Administrative Agent will apply such amounts in accordance with the Intercreditor Agreement. If the Borrowers do not, or are unable for any reason to, effect payment of an obligation to reimburse an L/C Disbursement owing to an Issuing Bank with respect to a Letter of Credit issued in an Alternative Currency in such Alternative Currency or if the Borrowers shall default in the payment when due of any payment in an Alternative Currency, such payment shall be made to the Lenders in the Dollar Equivalent of such currency determined in accordance with Section 1.07.
(b)    Application of Insufficient Payments. Subject to Section 4.02 of the Intercreditor Agreement, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay principal and unreimbursed L/C Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal or unreimbursed L/C Disbursements, as applicable, then due to such parties.

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(c)    Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    Several Obligations of Lenders. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participations or to make its payment under Section 9.03(c).
SECTION 2.12    Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in L/C Disbursements or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans or participations in L/C Disbursements and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

SECTION 2.13    Compensation for Losses. In the event of (a) the payment of any principal other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan into a Base Rate Loan or vice versa other than on the last day of the Interest Period applicable thereto, (c) the failure for any reason to borrow, convert, continue or prepay any amount of any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Loan or part of a Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.17(b), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by

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such Lender to be the excess, if any, of (i) the amount of interest (as reasonably determined by such Lender) that would have accrued on the principal amount of such Loan had such event not occurred, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.14    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Indemnified Taxes, Other Taxes and Excluded Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrowers will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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(d)    Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 2.15    Taxes.
(a)    Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Borrowers. The Borrowers shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall to the extent legally able to do so, deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall (to the extent it is legally able to do so) deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding sentence, (i) nothing herein shall

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obligate any Lender to disclose any confidential information in connection therewith and (ii) the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.16    Inability to Determine Rates. Subject to Section 2.20, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(a)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or
(b)    the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrowers and each Lender.
Upon notice thereof by the Administrative Agent to the Borrowers, any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.13. Subject to Section 2.20, if the Administrative Agent determines (which

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determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
SECTION 2.17    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender (x) requests the Borrowers to repay the Loans in full pursuant to Section 2.06(a), (y) requests compensation under Section 2.14, or (z) requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of a Borrower) use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate the illegality contemplated by section 2.06(a) or eliminate or reduce amounts payable pursuant to Section 2.14 or 2.15, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement and Termination of Lenders. If (x) any Lender requests (A) the Borrowers to repay the Loans in full pursuant to Section 2.06(a) or (B) compensation under Section 2.14, or (y) the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, (I) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.15) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (II) prepay such Lender’s Loans in full and permanently reduce the Commitments by the amount of such payment in accordance with Section 2.05(c); provided that:
(i)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with Applicable Law and such Lender shall have satisfied any know your customer requirements of such Lender in connection with such assignment as required by Applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

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A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as an Issuing Bank may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.06.
SECTION 2.18    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.02(b).
(ii)    Defaulting Lender Waterfall. To the extent permitted by applicable law, any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.19; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.19; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, or L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (iv)

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below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender or to post Cash Collateral that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Commitment and L/C Fees.
(A)    No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender)
(B)    Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19.
(C)    With respect to any L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 9.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)     Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.19.
(vi)    Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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(vii)    New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
SECTION 2.19    Cash Collateral
(a)    Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrowers shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.18(a)(iv) and, to the extent permitted by applicable law, any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b)    Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Banks, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section or Section 2.19 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.18 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
SECTION 2.20    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the date of setting the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrowers without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not

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received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right in consultation with the Borrowers to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
To induce the other parties (excluding any other Obligors) to enter into this Agreement, each of the Borrowers represents and warrants with respect to itself and each other Obligor to each other party hereto (excluding any other Obligors) that as of the Restatement Date, (other than in respect of the representation and warranty set forth is Section 3.13) each Borrowing Date and, in respect of the

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representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.06, 3.08, 3.16, 3.17, 3.20, 3.21, 3.26, 3.28, 3.29 and 3.30, on each Payment Date:
SECTION 3.01    Status. (a) Each Obligor is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation as at the date hereof (or such other jurisdiction as may be acceptable to the Administrative Agent), and (b) each Obligor has the power to own its assets and carry on its business as it is being conducted.
SECTION 3.02    Powers and authority. Each Obligor has the power to enter into and perform, and has taken all necessary action to authorize the entry into and performance of, the Loan Documents to which it is or will be a party and the transactions contemplated by those Loan Documents.
SECTION 3.03    Legal validity. The obligations expressed to be assumed by each Obligor in each Loan Document to which it is a party are legal, valid, binding and enforceable obligations, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.04    Non-conflict. The entry into and performance by each Obligor of, and the transactions contemplated by, the Loan Documents to which it is a party do not conflict with: (a) any law or regulation applicable to it in any material respect; (b) its constitutional documents in any material respect; or (c) any document which is binding upon it or any of its assets that, in the case of this clause (c), could reasonably be expected to cause a Material Adverse Effect.
SECTION 3.05    No default. (a) No Default is continuing or will result from the execution of, or the performance of any transaction contemplated by, any Loan Document. (b) No other event is outstanding which constitutes a default under any document which is binding on any Obligor or any of its assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.
SECTION 3.06    Authorizations. All authorizations required by each Obligor in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Loan Documents have been obtained or effected (as appropriate) and are in full force and effect.
SECTION 3.07    Financial statements . The audited consolidated financial statements of Parent Guarantor and APR Energy Limited most recently delivered to the Administrative Agent (or, until delivery of the first audited financial statements, the Original Financial Statements): (a) have been prepared in accordance with Accounting Principles (in relation to the Parent Guarantor) and IFRS (in relation to APR Energy Limited), in each case consistently applied; (b) have been audited in accordance with GAAP (in relation to the Parent Guarantor) and IFRS (in relation to APR Energy Limited); and (c) fairly represent its financial condition (consolidated, if applicable) in all material respects as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements or other information.
SECTION 3.08    No misleading information. (a) Any factual information provided in writing (“Written Factual Information”) by or on behalf of any Obligor in connection with the Loan Documents or any Collateral Asset (other than projections, forward looking information and information of a general economic or industry specific nature) was true and accurate in all material respects as at the date it was provided when taken as a whole with other Written Factual Information; (b) any written financial projections were prepared in good faith on the basis of recent historical information and on the basis of reasonable assumptions believed by such Obligor to be reasonable in light of the then existing conditions except that such financial projects and statements shall be subject to normal year end closing and audit adjustments (it being recognized by the Administrative Agent that such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Obligors’ control, that no assurance can be made that any particular projection will be realized, that actual results may differ from projected results and that such differences may be material); and (c) to the knowledge of the Obligors, nothing has occurred (other than events of a general nature) and no written

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information has been given or withheld by an Obligor that results in the information contained in the Written Factual Information, taken as a whole, being untrue or misleading in any material respect.
SECTION 3.09    No Material Adverse Effect. There has been no Material Adverse Effect since the date of the Original Financial Statements.
SECTION 3.10    Litigation. No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including, but not limited to, investigative proceedings) are pending against or, to the knowledge of the Borrower, threatened against any Obligor not fully covered by insurance (except for normal deductibles) which has sufficient prospect of success so as not to be spurious or vexatious, which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.
SECTION 3.11    Pari passu ranking. Each Obligor’s payment obligations under the Loan Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.
SECTION 3.12    Taxes. Each Obligor has filed all Tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except (a) such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by Accounting Principles have been established, or (b) where failure to file such returns or pay or make provision for such Taxes, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.13    Taxes on payments. As at the Restatement Date, all amounts payable by any Obligor to the Administrative Parties under the Loan Documents may be made without any deduction or withholding for any Taxes, in each case, assuming no such deduction or withholding is required as a result of circumstances applicable to any Lender.
SECTION 3.14    Stamp duties. Except as notified in writing to the Administrative Agent by any Obligor, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Loan Document.
SECTION 3.15    Environment. Except as may already have been disclosed by the Borrowers in writing to the Administrative Agent and except with respect to such matters that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect: (a) each Obligor and its Environmental Representatives have for the past three (3) years, complied with the provisions of all applicable Environmental Laws in relation to the Collateral; (b) each Obligor and its Environmental Representatives have obtained all requisite Environmental Approvals in relation to the Collateral (or any part thereof) and are in compliance with such Environmental Approvals; (c) no Obligor or any of their Environmental Representatives have received written notice of any Environmental Liability in relation to the Collateral (or any part thereof) which alleges non-compliance with applicable Environmental Laws in relation to the Collateral (or any part thereof) or Environmental Approvals in relation to such Collateral; (d) to the knowledge of the Borrowers, there is no Environmental Liability in relation to the Collateral (or any part thereof) pending or threatened; and (e) there has been no release of Hazardous Materials by or in respect of the Collateral (or any part thereof) about which the Obligors are aware.
SECTION 3.16    Security Interests. No Security Interest exists over any Obligors’ assets which would cause a breach of Section 6.01.
SECTION 3.17    Security Assets. Each Obligor is solely and absolutely entitled to the Security Assets over which it has or will create any Security Interest pursuant to the Security Documents to which it is, or will be, a party (excluding any Permitted Liens) and there is no agreement or

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arrangement, under which it is obliged to share any proceeds of or derived from such Security Assets with any third party (excluding any Permitted Liens).
SECTION 3.18    Affected Financial Institution and Covered Entities. No Obligor nor the Parent Guarantor is an Affected Financial Institution or a Covered Entity.
SECTION 3.19    No amendments to Related Contracts. The copies of the Related Contracts provided to the Administrative Agent prior to the Restatement Date are correct and complete (and there have been no material amendments thereto) as of the Restatement Date.
SECTION 3.20    Money Laundering. Neither any Borrowings hereunder nor the performance of any of the Obligors’ respective obligations under the Loan Documents or Related Contracts will involve any breach by the Obligors or any of their respective Subsidiaries of any money laundering statutes of any jurisdictions where the Obligors or any of their respective Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”).
SECTION 3.21    Anti-Corruption and Sanctions. (a) Each Obligor is conducting and will continue to conduct its business in compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; (b) each Obligor has implemented, maintained, and will continue to maintain in effect policies and procedures designed to promote its compliance and the compliance by its directors, officers, employees, and agents, with Anti-Money Laundering Laws and Anti-Corruption Laws; (c) none of the Obligors or any of their subsidiaries is, or, to the knowledge of the Obligors, is owned or controlled by, a Sanctioned Person, or located, organized, or resident in a Sanctioned Jurisdiction; (d) no proceeds of the Program Debt will be made available, directly or, to the knowledge of the Obligors, indirectly, to or for the benefit of, or used to fund any activities with or business of a Sanctioned Person, or in any country territory that, at the time of such funding, is the subject of Sanctions, or otherwise applied in a manner or for a purpose prohibited by Sanctions or Anti-Corruption Laws, or which would result in a violation of Sanctions by any person (including any person participating in the Program Debt, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise); (e) each Obligor and each of their Subsidiaries is in compliance with all Sanctions, is not, to the best of its knowledge and belief, under investigation for an alleged violation of Sanctions, and shall implement a policy for Sanctions in line with applicable law; (f) each Obligor and each of their Subsidiaries shall not fund all or part of any repayment required to be made pursuant to Program Debt out of proceeds directly or indirectly derived from any business, activities or transactions which would be prohibited by Sanctions or which would otherwise cause any person or a Finance Party to be in breach of Sanctions or to otherwise become the subject or target of Sanctions; and (g) each Obligor and each of their Subsidiaries shall not operate, possess, use, dispose of or otherwise deal with, or procure or allow the ownership, operation, possession, use, disposal of or any other dealing with, each Collateral Asset or part thereof for any purpose or to any person which would violate or cause any Finance Party to violate, when and as applicable, any Sanctions, any anti-terrorism law or any anti-corruption law in each case applicable to it.
SECTION 3.22    Compliance with laws. Each Obligor is in compliance in all material respects with all laws and regulations applicable to it, including Anti-Corruption Laws and Anti-Money Laundering Laws and, to the best of the Obligors’ knowledge, is not under investigation for an alleged violation thereof.
SECTION 3.23    Investments Company Act. No Obligor is required to register as an “investment company,” as defined in the United States Investment Company Act of 1940, as amended without reliance on Section 3(c)(1) and/or Section 3(c)(7) of the Investment Company Act. No Obligor is a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (commonly referred to as the “Volcker Rule”).
SECTION 3.24    Regulation U. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board). No proceeds of the Program

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Debt will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
SECTION 3.25    Insolvency. (a) No Obligor is unable, nor admits or has admitted its inability, to pay its debts as such debts become due or has generally suspended making payments on its debts; (b) no Obligor, by reason of actual or anticipated financial difficulties neither has commenced, nor intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; (c) the value of the assets of the Obligors on a consolidated basis is not less than the collective liabilities of the Obligors on a consolidated basis (taking into account contingent and prospective liabilities); (d) no moratorium has been, or may, to the knowledge of the Obligors in the reasonably foreseeable future be, declared in respect of any Obligors’ Indebtedness; and (e) no reorganization or liquidation of any Obligor has occurred.
SECTION 3.26    Immunity. (a) The execution by each Obligor of each Loan Document to which it is a party constitutes, and the exercise by it of its rights and performance of its obligations under each such Loan Document will constitute, private and commercial acts performed for private and commercial purposes; and (b) no Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Loan Document.
SECTION 3.27    ERISA Compliance.
(A)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of the Borrowers, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(B)    There are no pending or, to the knowledge of the Borrowers, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(C)    Except as could not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred, and neither the Borrowers nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan.
(D)    Except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Borrowers, the present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits on a funding basis. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrowers nor any ERISA Affiliate has incurred or reasonably expects to incur liability as a result of a complete withdrawal from a Multiemployer Plan.
(E)    To the extent applicable, each Plan covering employees of the APR Group located outside of the United States (“Foreign Plans”) has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material

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Adverse Effect. No member of the APR Group has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan, that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the APR Group, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by an amount that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued in all material respects.
SECTION 3.28    Jurisdiction and governing law. (a) Each of the following are legal, valid and binding under the Laws of each Obligor’s jurisdiction of incorporation: (i) its irrevocable submission under this Agreement to the jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; (ii) its agreement that this Agreement is governed by the law of the State of New York; and (iii) its agreement not to claim any immunity to which it or its assets may be entitled; (b) any judgment obtained in the State of New York will be recognized and be enforceable by the courts of each Obligor’s jurisdiction of incorporation, subject to any statutory or other conditions of such jurisdiction.
SECTION 3.29    Ownership. Each Borrower is a Wholly-Owned Subsidiary of Apple Bidco Limited and each other Obligor is directly or indirectly either (a) a Wholly-Owned Subsidiary of Apple Bidco Limited or (b) a majority owned Subsidiary of Apple Bidco Limited and (i) the ownership rights in respect of such Obligor are such that the Security Interest granted in respect such Obligor pursuant to the applicable Share Pledge shall be legally and validly enforceable in respect of all Equity Interests in the applicable Obligor or (ii) the Administrative Agent shall be satisfied that, upon enforcement of the Share Pledge in respect of such Obligor, the Security Trustee shall have a legal, valid and enforceable right to simultaneously direct the transfer (whereupon such transfer will occur) of all remaining Equity Interests in such Obligor to an entity designated by the Security Trustee.
SECTION 3.30    Use of proceeds. The proceeds of the Program Debt will be used by each Borrower (a) to refinance its existing Indebtedness; (b) for the general corporate purposes of the APR Group.
SECTION 3.31    Special purpose representations. (a) No Obligor is a party to any contract or agreement with any person, or has conducted any business, or has otherwise created or incurred any liability to any person, that is prohibited by the Loan Documents (including Section 6.03 herein); (b) no Obligor is a partner or joint venturer in any partnership or joint venture; and (c) each Obligor has complied in all material respects with all corporate and/or other legal formalities required by its certificate of incorporation, certificate of formation and by-laws, operating agreement, memorandum and articles of association, constitution or similar formation documents, as applicable, and as duly amended prior to the Restatement Date, and by Applicable Law, including, among other things, the observance of all restrictions on activity and corporate or other legal form of each such entity's organizational documents.
SECTION 3.32    Separateness.
(a)    Each Borrower, on behalf of itself and each Obligor, represents that each Obligor conducts its business such that it is a separate and readily identifiable business from, and independent of, any Person that is not a member of the APR Group or an Obligor, (collectively, “Unrelated Parties”).
(b)    Each Borrower generally carries on its business and manages its affairs as an independent business separate and identifiable from the business of each Unrelated Party.
SECTION 3.33    Beneficial Ownership Certification. As of the Restatement Date, to the best knowledge of the US Borrower, the information included in the Beneficial Ownership Certification

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provided on or prior to the Restatement Date to any Lender in connection with this Agreement is true and correct in all respects.
ARTICLE IV

CONDITIONS
SECTION 4.01    Funding Date. The obligation of each Lender (including each Issuing Bank) to make Credit Extensions hereunder is subject to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions (and, in the case of each document specified in this Section to be received by the Administrative Agent, such document shall be in form and substance satisfactory to the Administrative Agent and each Lender):
(a)    Principal Loan Documents. Copies of counterparts of each of the following documents duly executed by all parties thereto:
(i)    this Agreement;
(ii)    the Intercreditor Agreement;
(iii)    the Parent Guarantee;
(iv)    the Fee Letters;
(v)    any Intra Group Loan Agreement;
(b)    Corporate Documents. In respect of each Obligor and the Parent Guarantor:
(i)    a copy, certified by a duly authorized representative of such Person to be a true, complete and up to date copy, of the constitutional documents of that Person;
(ii)    a copy, certified by a duly authorized representative of such Person to be a true copy and as being in full force and effect and not amended or rescinded, of a resolution of the board of directors of such Person:
(A)    approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party;
(B)    authorizing a Person or Persons to execute and deliver, on behalf of that person, the Loan Documents to which it is party and any notices or other documents to be given pursuant thereto;
(iii)    a copy, certified by a duly authorized representative of that Person to be a true copy and as being in full force and effect and not amended or rescinded of the power of attorney (if any) issued by or on behalf of that Person, and not amended or rescinded, authorizing the execution by the attorneys named therein of the Loan Documents to which it is a party; and
(iv)    specimen signatures of the signatories of that Person (including any attorney named in the power of attorney referred to in paragraph (iii) above), certified by an officer of that Person.
(c)    Service of Process. Evidence that the process agent specified in any of the Loan Documents by any Obligor or the Parent Guarantor has accepted its appointment in relation to the relevant Obligor or the Parent Guarantor.
(d)    “Know your customer”.

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(i)    Each of the Finance Parties shall have received satisfactory information in order to satisfy their respective “know your customer” requirements.
(ii)    To the extent that the US Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Original Closing Date, any Lender that has requested, in a written notice to the US Borrower at least ten (10) days prior to the Original Closing Date, a Beneficial Ownership Certification in relation to the US Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this Section (ii) shall be deemed to be satisfied).
(e)    Remaining Loan Documents and related documents. Each of the following documents duly executed by all parties thereto:
(i)    copy of the Borrowing Request;
(ii)    a copy (with originals to follow promptly following closing) of an executed Share Pledge in respect of each Obligor, together, to the extent relevant, with any ancillary document required to be provided thereunder, including directors’ resignation letters and letters of authority, signed undated share transfer forms and irrevocable proxies;
(iii)    a copy of the Acquisition Agreement;
(iv)    a copy (with originals to follow promptly following closing) of the Intercreditor Joinder (Grantor) (as such term is defined in the Intercreditor Agreement) in respect of each Obligor;
(v)    an executed copy (with originals to follow promptly following closing) of each Security Document (other than any Local Law Security Agreement);
(vi)    a certified copy of each Collateral Asset Contract in respect of each Collateral Asset and each Indirect Collateral Asset; and
(vii)    executed copies (with originals to follow promptly following closing) of all notices and acknowledgments of assignment required to be served under each Security Document referred to above, provided that any acknowledgements to be provided by any Person which is not a member of the Group shall be permitted to be provided within fourteen (14) Business Days of the Borrowing Date.
(f)    Obligatory Insurances. Certified copies of the Obligatory Insurances in respect of each Collateral Asset and each Indirect Collateral Asset.
(g)    Compliance Certificate. A Compliance Certificate signed by the Borrowers and certifying, taking account of the proposed Borrowing: (i) the LTV Ratio and that no LTV Event will occur or is continuing; (ii) the DSCR Ratio and that no DSCR Event or DSCR Cash Sweep Event will occur or is continuing; (iii) the Leverage Ratio and that no Leverage Ratio Event will occur or is continuing and (iv) compliance with section 11 of the Parent Guarantee.
(h)    Borrower certificate. A certificate from each of the Borrowers, certifying: (i) that no Default has occurred and is continuing; and (ii) that the representations and warranties made in Article 3 shall be true and correct both before and after giving effect to the Borrowing.
(i)    Opinions.
(i)    A legal opinion from DLA Piper LLP (US) as to matters of New York, Delaware and Florida law.
(ii)    A legal opinion from DLA Piper LLP (UK) as to matters of English law.

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(iii)    A legal opinion from Milbank LLP as to matters of English law
(iv)    A legal opinion from DLA Piper Argentina as to matters of Argentinian law.
(v)    A legal opinion from Arias as to matters of Guatemalan law.
(vi)    A legal opinion from Oxton Law as to matters of Marshall Islands law.
(j)    Existing Security. If applicable, evidence in form and substance satisfactory to the Administrative Agent of the release and discharge of any existing mortgage or other Security Interest affecting any Collateral Asset or any Indirect Collateral Asset, or any other releases in connection with any interest which would or might otherwise, in the Administrative Agent’s opinion, adversely affect the security constituted by the Security Documents.
(k)    Acquisition. Evidence reasonably satisfactory to the Administrative Agent that:
(i)    the Parent Guarantor is duly formed as a Marshall Islands corporation and is the owner all equity interests of Seaspan Corporation;
(ii)    the transactions contemplated by the Acquisition Agreement will be consummated prior to or upon the initial Borrowing;
(iii)    an amount not less than US$75,000,000 will be made available to the US Borrower by the Parent Guarantor pursuant to an Intra Group Loan Agreement or as equity on the Funding Date; and
(iv)    upon the initial Borrowing and the application of the proceeds thereof, all existing Indebtedness of the APR Group (other than Indebtedness permitted to remain outstanding hereunder) will be irrevocably and unconditionally repaid in full.
(l)    Fees and Expenses. The Obligors shall have paid all fees, costs and expenses (including legal fees and expenses) invoiced at least two (2) Business Days prior to the Borrowing Date and agreed in writing to be paid by it to the Finance Parties in connection herewith (including pursuant to the Fee Letters) to the extent due (and, in the case of expenses, including legal fees and expenses), provided that any amounts not invoiced two (2) Business Days prior to closing shall be paid promptly, and not later than ten (10) days after, demand therefor.
(m)    No Default. No Default is outstanding or would result from the Borrowing Date.
(n)    Representations and Warranties. The representations and warranties made in Article 3 shall be true and correct. If, following the Funding Date, it transpires that any of the representations and warranties made in Article 3 (which are not qualified by materiality) were, as at the Funding Date, true and correct in all material respects but were not true and correct in all respects the Borrowers shall be deemed to have satisfied the condition precedent required by this Section 4.01(n).
(o)    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request.
The Administrative Agent and each of the Lenders hereby agree that each of the conditions in this Section 4.01 were satisfied or waived for the purposes of the Funding Date.
SECTION 4.02    Conditions to L/C and Revolving Loan Credit Extension. The obligation of each Issuing Bank to make an L/C Credit Extension (including its initial Credit Extension) or of any Revolving Lender to make a Credit Extension in respect of the Revolving Loan Commitment is additionally subject to the satisfaction of the following conditions:

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(a)    the Administrative Agent and, the applicable Issuing Bank shall have received a written request for L/C Credit Extension or, as applicable, a Borrowing Request in accordance with the requirements hereof;
(b)    the representations and warranties of the Borrowers set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except to the extent already qualified by materiality therein, in which case they shall be true and correct (after giving effect to any qualification therein) in all respects);
(c)    no Default shall have occurred and be continuing or would result from such Credit Extension or from the application of proceeds thereof;
(d)    the Funding Date shall have occurred or is occurring contemporaneously therewith; and
(e)    the Administrative Agent being satisfied that all applicable Security Documents in connection with such Credit Extension have been duly executed.
Each request for a Credit Extension by the Borrowers hereunder and each Credit Extension shall be deemed to constitute a representation and warranty by the Borrowers on and as of the date of the applicable Credit Extension as to the matters specified in clauses (b) and (c) above in this Section 4.02.
SECTION 4.03    Conditions to Restatement. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (and, in the case of each document specified in this Section to be received by the Administrative Agent, such document shall be in form and substance satisfactory to the Administrative Agent and each Lender):
(a)    Amendment and Restatement. This Agreement, the Intercreditor Agreement and the Parent Guarantee shall have each been duly executed by the parties hereto or thereto (as applicable) and delivered to the Administrative Agent.
(b)    Confirmatory Security. An executed copy of each supplement to the Security Agreement and the Debenture (with originals to follow promptly following the Restatement Date).
(c)    Local Law Security. An executed copy of the Local Law Security Agreement between the UK Borrower and the Security Trustee entitled “Equipment Fiduciary Sale Agreement”.
(d)    Fee Letters. Each of the Administrative Agent and the other Finance Parties party hereto shall have received from each other party thereto executed counterparts of any Fee Letters entered into in connection with this Agreement.
(e)    Opinions. The Administrative Agent (or its counsel) and each Lender shall have received:
(i)    a legal opinion from Gibson, Dunn & Crutcher LLP as to customary matters of New York and Delaware law;
(ii)    a legal opinion from Gibson, Dunn & Crutcher LLP as to customary matters of English law;
(iii)    a legal opinion from Nelson Mullins Riley & Scarborough LLP as to customary matters of Florida law;
(iv)    a legal opinion from Milbank LLP as to customary matters of English law;

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(v)    a legal opinion from Oxton Law as to customary matters of Marshall Islands law; and
(vi)    a legal opinion from legal counsel selected by the administrative Agent in Brazil confirming that the Local Law Security Agreement granted in favor of the Security Trustee in respect of the Long-Term Collateral Assets located in Brazil are valid, effective and enforceable.
(f)    Corporate Documents. In respect of each of the Parent Guarantor, the US Borrower, the UK Borrower and each Collateral Asset Owner (other than APR Energy SRL):
(i)    a copy, certified by a duly authorized representative of such person to be a true, complete and up to date copy, of the constitutional documents of that person;
(ii)    a copy, certified by a duly authorized representative of such person to be a true copy and as being in full force and effect and not amended or rescinded, of a resolution of the board of directors of such person:
(A)    approving the terms of, and the transactions contemplated by, this Agreement, the Intercreditor Agreement and the Parent Guarantee and resolving that it execute, deliver and perform this Agreement, the Intercreditor Agreement and the Parent Guarantee;
(B)    authorizing a person or persons to execute and deliver, on behalf of that person, this Agreement, the Intercreditor Agreement and the Parent Guarantee and any notices or other documents to be given pursuant thereto;
(iii)    a copy, certified by a duly authorized representative of that person to be a true copy and as being in full force and effect and not amended or rescinded of the power of attorney (if any) issued by or on behalf of that person, and not amended or rescinded, authorizing the execution by the attorneys named therein of the Loan Documents to which it is a party; and
(iv)    specimen signatures of the signatories of that person (including any attorney named in the power of attorney referred to in paragraph (iii) above), certified by an officer of that person.
(g)    “Know your customer”.
(i)    Each of the Finance Parties shall have received satisfactory information in order to satisfy their respective “know your customer” requirements.
(ii)    To the extent the Borrowers qualify as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Restatement Date, any Lender that has requested, in a written notice to the Borrowers at least ten (10) days prior to the Restatement Date, a Beneficial Ownership Certification in relation to the respective Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this paragraph (ii) shall be deemed to be satisfied).
(h)    Fees and Expenses. The Obligors shall have paid all fees, costs and expenses (including legal fees and expenses) agreed in writing to be paid by it to the Finance Parties in connection herewith (including pursuant to the Fee Letters) to the extent invoiced at least two (2) Business Days prior to the Restatement Date (and, in the case of expenses, including legal fees and expenses), provided that any amounts not invoiced two (2) Business Day prior to the Restatement Date shall be paid promptly, and not later than ten (10) days after demand therefor.

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(i)    Representations and Warranties. The representations and warranties of the Borrowers set forth in Section 3 shall be true and correct in all material respects on and as of the date hereof.
SECTION 4.04    Post-Restatement Date Items. The Borrowers shall procure that each of the following conditions will be satisfied to the reasonable satisfaction of the Administrative Agent within sixty (60) days of the Restatement Date (which period shall be extended by thirty (30) days if the Administrative Agent is satisfied that the Borrowers are continuing to exercise commercially reasonable efforts to satisfy the below requirements):
(a)    a copy of the Intercreditor Joinder (Grantor) (as such term is defined in the Intercreditor Agreement) in respect of APR Energy SRL, together with reaffirmation agreements in respect of (A) the Share Pledge in respect of APR Energy SRL, and (B) the fiduciary assignment dated 2 June 2020 between APR Energy SRL and the Security Trustee;
(b)    in respect of APR Energy SRL:
(i)    a copy, certified by a duly authorized representative of such person to be a true, complete and up to date copy, of the constitutional documents of that person;
(ii)    a copy, certified by a duly authorized representative of such person to be a true copy and as being in full force and effect and not amended or rescinded, of a resolution of the board of directors of such person:
(A)    approving the terms of, and the transactions contemplated by, this Agreement and the Intercreditor Agreement and resolving that it execute, deliver and the documents in paragraph (a) above;
(B)    authorizing a person or persons to execute and deliver, on behalf of that person, the documents in paragraph (a) above and any notices or other documents to be given pursuant thereto;
(iii)    a copy, certified by a duly authorized representative of that person to be a true copy and as being in full force and effect and not amended or rescinded of the power of attorney (if any) issued by or on behalf of that person, and not amended or rescinded, authorizing the execution by the attorneys named therein of the Loan Documents to which it is a party; and
(iv)    specimen signatures of the signatories of that person (including any attorney named in the power of attorney referred to in paragraph (iii) above), certified by an officer of that person.
(c)    to the extent not previously provided, Share Pledges in respect of each Obligor (excluding Immaterial Subsidiaries and the Bangladesh Subsidiary) which is incorporated in a jurisdiction other than England or the U.S. (or any state thereof), together with all notices, acknowledgments or other deliverables required thereunder;
(d)    Account Charges in respect of each Additional Charged Account established in Brazil and Mexico, together with all notices and acknowledgments required thereunder;
(e)    legal opinions from legal counsel selected by the Administrative Agent with respect to each of the above documents in paragraphs (a), (c) and (d) above;
(f)    a special power-of-attorney granted by APR Energy MEX S. de R.L. de C.V. to the US Borrower in its capacity as process agent; and

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(g)    receipt of advice as to the continuing enforceability of the Account Charge in respect of the Collateral Asset Owner Account established in Australia, together with any required reaffirmation agreement or notices.
ARTICLE V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or been canceled (without any pending drawings), each Borrower covenants and agrees with the Lenders that:
SECTION 5.01    Financial Statements. The Borrowers will furnish to the Administrative Agent and each Lender: (a) the audited consolidated financial statements of each of the Parent Guarantor and APR Energy Limited for each of its financial years ending after the Original Closing Date; and (b) quarterly consolidated statements of the Parent Guarantor and APR Energy Limited for each quarter of each of their financial years ending after the Original Closing Date. All financial statements must be supplied: (i) in the case of audited financial statements, within one hundred and twenty (120) days of the end of the relevant financial period; and (ii) in the case of quarterly financial statements, within sixty (60) days of the end of the relevant financial period. The Borrowers must ensure that each set of the financial statements supplied under this Agreement fairly represents in all material respects the financial condition (consolidated or otherwise) of the Parent Guarantor and APR Energy Limited as at the date to which those financial statements were drawn up, subject, in the case of interim financial statements, to year-end adjustments and the absence of footnotes. Each set of quarterly financial statements supplied under this Agreement shall include an income statement, balance sheet and cashflow statement. The Borrowers must notify the Administrative Agent, by the next date on which financial statements are required to be delivered to the Administrative Agent and each Lender pursuant to Section 5.01(a), of any change to the basis on which the Parent Guarantor’s or APR Energy Limited’s audited financial statements are prepared. If requested by the Administrative Agent, the Borrowers must supply or procure that the following are supplied to the Administrative Agent: (A) a full description of any change notified above; and (B) sufficient information to enable the Lenders to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Administrative Agent and the Lenders under this Agreement. If requested by the Administrative Agent, the Parent Guarantor or APR Energy Limited must enter into discussions for a period of not more than thirty (30) days with a view to agreeing to any amendments required to be made to this Agreement to place the Administrative Agent and the Lenders in the same position as it would have been in if the change had not happened. If no such agreement is reached on the required amendments to this Agreement, the Borrowers must ensure that the Parent Guarantor’s or APR Energy Limited or their respective auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on all the parties. Documents required to be delivered pursuant to this Section 5.01 and filed with or furnished to the SEC shall be deemed to have been provided under this Section 5.01 and delivered on the date on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR).
SECTION 5.02    Compliance Certificates. The Borrowers will deliver to the Administrative Agent (and the Administrative Agent shall deliver to the Lenders) a Compliance Certificate certified by the Borrowers and the Parent Guarantor in the form set out in Exhibit B on the following dates:
(a)    on the date of delivery of the financial statements required under Section 5.01(a) and (b) prepared as of each Determination Date;
(b)    other than in respect of any Collateral Asset Disposition under Section 6.05(b), five (5) days prior to a Collateral Asset Disposition (provided that the information in such Compliance Certificate shall be limited to the requirements set forth in Section 6.05 and shall confirm such requirements as at and immediately following such Collateral Asset Disposition);

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(c)    the date of any Total Loss of a Collateral Asset (as determined by the Administrative Agent and notified to the Borrowers); and
(d)    on the Funding Date.
Each Compliance Certificate supplied by the Borrowers and the Parent Guarantor shall, amongst other things, set out (in reasonable detail) computations as to compliance with the financial covenants set forth in Section 6.08 below (excluding for purposes of the preceding clause (b), the financial covenants set forth in Section 6.05 below) and must be signed by an officer of the Parent Guarantor.
SECTION 5.03    Valuation.
(a)    The valuation of a Collateral Asset shall be determined by an Approved Valuer certified in Dollars. All valuations shall be provided on the following basis: (i) in writing, addressed to the Borrowers and the Administrative Agent; (ii) without physical inspection of the Collateral Asset; (iii) without taking into account the benefit or the burden of any contract; and (iv) any other factors determined by the applicable Approved Valuer.
(b)    Each valuation of a Collateral Asset pursuant to this Section 5.03 shall identify each of the OLV and FMV in respect of such Collateral Asset.
(c)    The Borrowers shall appoint one Approved Valuer prior to the Funding Date. Thereafter, if the Borrowers wish to appoint another Approved Valuer in its place, such change shall be subject to the Administrative Agent’s approval, not to be unreasonably withheld.
(d)    The Borrowers will procure valuations in relation to (i) each existing Collateral Asset prior to the Funding Date and (ii) any future Collateral Asset prior to the acquisition thereof, in each case on the basis described in subsections 5.03(a) and (b) above.
(e)    In respect of the Collateral Assets, the Borrowers will procure updated valuations on the basis described in this Section 5.03 annually, with the updated valuations as of December 31 of each year to be attached to the Compliance Certificate delivered on the Determination Date in May of each following year. Such valuations shall be (or have been) used as the basis for determining the LTV Ratio and shall be attached to each Compliance Certificate delivered pursuant to Section 5.02. The Administrative Agent shall provide copies of such valuations to each Lender which has entered into an access or disclosure letter with the relevant Approved Valuer in accordance with clause (i) below.
(f)    The Borrowers will procure in favor of the Approved Valuers, all such information as they may reasonably require in order to effect such valuations.
(g)    All valuations shall be at the expense of the Borrowers.
(h)    Any valuation under this Section 5.03 shall be binding and conclusive (save for manifest error).
(i)    Each Lender acknowledges that it will be required to enter into an access or disclosure letter with the relevant Approved Valuer prior to receiving copies of any valuation and each Lender agrees that it will do so as soon as reasonably practicable following a request therefor from the Administrative Agent.
(j)    The Borrowers shall provide true copies of the latest valuations procured pursuant to Section 5.03(e), in form and substance satisfactory to the Administrative Agent and setting out (in reasonable detail) the OLV of each Collateral Asset to the Administrative Agent at the same time as the Borrowers provide any Compliance Certificate. The Administrative Agent shall provide copies of such valuations to each Lender which has entered into an access or disclosure letter with the relevant Approved Valuer in accordance with clause (i) above.

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SECTION 5.04    Access to Books and Records. Upon the request of the Administrative Agent, the Obligors shall provide the Administrative Agent and any of its representatives, professional advisors and contractors with access to, and permit inspection of, its books and records, in each case at reasonable times and upon reasonable notice; provided that unless an Event of Default has occurred and is continuing, such inspections shall not occur more than one time during any calendar year.
SECTION 5.05    Information - miscellaneous. Each of the Borrowers and the Parent Guarantor must supply to the Administrative Agent in sufficient copies (which may take the form of an electronic copy) for all the Lenders:
(a)    information with respect to the Collateral Assets reasonably requested by the Administrative Agent and copies of any publicly available information regarding the Obligors;
(b)    promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it and which would reasonably be expected, if adversely determined, to have a Material Adverse Effect;
(c)    promptly upon becoming aware of them, details of any claim, lawsuit, action, proceedings or investigation which are current, threatened or pending against it with respect to Sanctions;
(d)    promptly upon becoming aware of them, details of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to have a Material Adverse Effect; and
(e)    promptly on request (i) such further information, in sufficient copies for all the Lenders, regarding the financial condition and operations of the Obligors as the Administrative Agent or as the Lenders may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.
SECTION 5.06    Notification of Default. Unless the Administrative Agent has already been so notified, the Borrowers must notify the Administrative Agent (whereupon the Administrative Agent shall notify the Lenders) of any Default (and the steps, if any, being taken to remedy it) promptly upon a Responsible Officer becoming aware of its occurrence.
SECTION 5.07    Know your customer checks.
(a)    If:
(i)    the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)    any change in the status of an Obligor after the date of this Agreement; or
(iii)    a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of Section 5.07(a)(iii), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrowers shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in Section 5.07(a)(iii), on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in Section 5.07(a)(iii), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents,

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(b)    Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.
(c)    The Borrowers shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender and necessary for the Administrative Agent or such Lender to comply with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.
SECTION 5.08    Use of websites. Each Borrower acknowledges and agrees that any information under this Agreement may be delivered to a Lender (through the Administrative Agent) on to an electronic website if:
(a)    the Administrative Agent and the Lender agree;
(b)    the Administrative Agent appoints a website provider and designates an electronic website for this purpose;
(c)    the designated website is used for communication between the Administrative Agent and the Lenders;
(d)    the Administrative Agent notifies the Lenders of the address and password for the website;
(e)    the information can only be posted on the website by the Administrative Agent; and
(f)    the information posted is in a format agreed between the Borrowers and the Administrative Agent.
The cost of the website shall be borne by the Borrowers, subject to such cost being agreed by the Borrowers beforehand.
SECTION 5.09    Authorizations. Each Obligor must promptly obtain, maintain and comply, in all material respects, with the terms of any authorization required under any Applicable Law to enable it to perform its obligations under, or for the validity or enforceability of, any Loan Document.
SECTION 5.10    Compliance with laws. Each Obligor must comply in all material respects with all Applicable Laws to which it is subject.
SECTION 5.11    Pari passu ranking. Each Obligor must ensure that its payment obligations under the Loan Documents rank at least pari passu with all its other present and future payment obligations, except for obligations mandatorily preferred by law applying to companies generally.
SECTION 5.12    Place of business. Each Borrower:
(a)    must establish and maintain a place of business in, and shall keep its corporate documents and records at any of, the United Kingdom, the United States of America, or any of them, provided the Administrative Agent is satisfied that such establishment in such location does not adversely affect the validity, enforceability or effectiveness of any Loan Document and does not give rise to any requirement under any Applicable Law for a deduction for withholding Tax; and

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(b)    will not establish, or do anything as a result of which it would be deemed to have, a principal place of business in any other location other than the United Kingdom or the United States of America without the consent of the Administrative Agent (acting on the instructions of the Required Lenders, such consent not to be unreasonably withheld or delayed).
SECTION 5.13    Security. Each Obligor:
(a)    will procure that:
(i)    at all times, all assets and rights of the APR Group (excluding any Immaterial Subsidiary) are subject to first priority Security Interests in favor of the Security Trustee pursuant to the terms of the Security Documents;
(ii)    in respect of each Share Pledge in respect of a Collateral Asset Owner (other than any Collateral Asset Owner in respect of any Indirect Collateral Asset) and any Security Interests in respect of Obligatory Insurances in respect of a Collateral Asset, the Administrative Agent shall have received satisfactory advice from legal counsel selected by the Administrative Agent in each Applicable Jurisdiction confirming that the Security Interests granted in favor of the Security Trustee in respect thereof are valid, effective and enforceable in such Applicable Jurisdiction or Local Law Security Agreements have been granted in respect thereof; and
(iii)    in circumstances where a Collateral Asset is subject to a Collateral Asset Contract with a stated expiration date exceeding eighteen (18) months from the date of such Collateral Asset Contract (or where the stated expiration date will automatically extend beyond eighteen (18) months from the date of such Collateral Asset Contract) (a “Long-Term Collateral Asset”), the Administrative Agent shall have received satisfactory advice from legal counsel selected by the Administrative Agent in each Applicable Jurisdiction confirming that the Security Interests granted in favor of the Security Trustee in respect of such Long-Term Collateral Asset are valid, effective and enforceable in such Applicable Jurisdiction or Local Law Security Agreements have been granted in respect thereof, provided that if the Borrowers notify the Administrative Agent that they are not able to provide, or it is, in the Borrowers’ view, commercially undesirable to provide, any required Local Law Security Agreements in connection with any Long-Term Collateral Asset (whether due to the costs of providing such security or any tax or local law restrictions), the Borrowers and the Administrative Agent shall discuss the requirement to provide such Local Law Security Agreement in good faith. To the extent that the Administrative Agent agrees that Local Law Security Agreements shall not be required in respect of any such Long-Term Collateral Asset in the relevant Applicable Jurisdiction, such Local Law Security Agreements shall be excluded from the foregoing requirement for so long as the relevant Applicable Jurisdiction applies. To the extent that the Borrowers demonstrate that no LTV Event would occur if the relevant Collateral Asset were deemed to be an Excluded Collateral Asset, the Administrative Agent shall agree to the foregoing request, provided that any such Collateral Asset shall then be an Excluded Collateral Asset for the purposes of this Agreement.
The foregoing requirements shall be subject to the following exclusions: (A) with the exception of any Collateral Asset, any Share Pledge in respect of the Collateral Asset Owner (other than any Collateral Asset Owner in respect of any Indirect Collateral Asset) and Security Interests in respect of Obligatory Insurances in respect of a Collateral Asset, if, following the use of commercially reasonable efforts to provide such Security Interests (taking account of the cost of such any security, the benefit thereof and the commercial impact to the Obligors in providing it), the Obligors are unable to provide such Security Interests, such assets and/or rights shall be excluded from the foregoing requirement for so long as the circumstances giving rise to such inability continue; and (B) the Obligors shall not be required to grant Security Interests in respect of the Excluded Security Assets provided that no Security Interests are granted in respect thereof to any other party (other than Permitted Liens).

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(b)    will procure that, prior to any change in the Applicable Jurisdiction in respect of any Collateral Asset, any Share Pledge in respect of the Collateral Asset Owner and any Security Interests in respect of Obligatory Insurances in respect of a Collateral Asset, the requirements of Section 5.13(a) above (taking account of the limitation in respect of Indirect Collateral Assets in the definition of Collateral Assets) are satisfied on the basis of the new Applicable Jurisdiction(s);
(c)    will procure that each Security Agreement and any other security conferred by any Security Document are registered as a first priority interest with the relevant authorities within the period prescribed by the Applicable Laws and is maintained and perfected with the relevant authorities;
(d)    will at its own cost, ensure that any Loan Document to which it is a party validly creates the obligations and Security Interests which it purports to create; and
(e)    without limiting the generality of paragraphs (a) to (d) above, will at its own cost, promptly register, file, record or enroll any Loan Document to which it is a party with any court or authority, pay any stamp, registration or similar tax payable in respect of any such Loan Document, give any notice or take any other step which, in the reasonable opinion of the Administrative Agent, is or has become necessary for any such Loan Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.
SECTION 5.14    Separateness Covenants. Each Obligor covenants to comply with Section 3.32.
SECTION 5.15    Maintenance and Repair. Each Obligor will:
(a)    except due to a loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral Asset of an Obligor, maintain and preserve each Collateral Asset in good working order and repair, ordinary wear and tear excepted;
(b)    procure that all repairs to or replacement of any damaged, worn or lost parts or equipment shall be effected in such manner (both as regards workmanship and quality of materials) as not to materially diminish the value of the Collateral Assets; and
(c)    ensure that each Collateral Asset complies in all material respects with all Applicable Laws from time to time applicable to such Collateral Asset.
SECTION 5.16    Lawful and safe operation. Each Obligor will:
(a)    operate each Collateral Asset and cause each Collateral Asset to be operated in a manner consistent in all material respects with any and all laws, regulations, treaties and conventions (and all rules and regulations issued thereunder) from time to time applicable to that Collateral Asset;
(b)    take reasonable steps to not cause or permit any of the Collateral Assets to be operated in any location in which such Collateral Asset could reasonably be expected (at the time of entry into an agreement to operate such Collateral Asset in such location) to be imperiled by exposure to being impounded or to arrest, requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize; and
(c)    take reasonable steps to not cause or permit any of the Collateral Assets to be employed in any manner which will or may give rise to any reasonable degree of likelihood (at the time of entry into an agreement to employ such Collateral Asset) that such Collateral Asset would be liable to requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize.
SECTION 5.17    [Reserved]
SECTION 5.18    Detention and liabilities. Each Obligor will at all times:

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(a)    pay and discharge all valid obligations and liabilities whatsoever which have given or may give rise to liens (other than Permitted Liens) on or claims enforceable against any of the Collateral Assets and take all reasonable steps to prevent a threatened detention or arrest of any of the Collateral Assets;
(b)    notify the Administrative Agent promptly in writing after any Responsible Officer has knowledge of the levy of either distress on any of the Collateral Assets or the impounding, arrest, detention, seizure, condemnation as prize, compulsory acquisition or requisition for title or use of any Collateral Assets and (save in the case of compulsory acquisition or requisition for title or use) and use commercially reasonable efforts to obtain the release of such Collateral Asset with reasonable promptness;
(c)    pay and discharge when due all dues, taxes, assessments, governmental charges, fines and penalties lawfully imposed on or in respect of any of the Collateral Assets or any Obligor except where the continued existence of such dues, taxes, assessments, governmental charges, fines or penalties does not give rise to any reasonable degree of likelihood that any of the Collateral Assets would be liable to detention, arrest, requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize; and
(d)    pay and discharge all other valid obligations and liabilities whatsoever in respect of any of the Collateral Assets and the Obligatory Insurances except where the continued existence of those obligations and liabilities in respect of any of the Collateral Assets and the Obligatory Insurances does not give rise to any reasonable degree of likelihood that such Collateral Asset would be liable to detention, arrest, requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize and provided always that each Collateral Asset remains properly managed and insured at all times in accordance with the terms of the Loan Documents.
SECTION 5.19    Environment. Each Obligor shall at all times:
(a)    comply with all applicable Environmental Laws, including, without limitation, requirements relating to the establishment of financial responsibility, the breach of which could be reasonably expected to have a Material Adverse Effect (and shall take commercially reasonable steps to require all Environmental Representatives of such Obligor to comply with all applicable Environmental Laws the breach of which could be reasonably expected to have a Material Adverse Effect and to obtain and comply in all material respects with all required Environmental Approvals, which Environmental Laws and Environmental Approvals relate to any of the Collateral Assets or their operation); and
(b)    promptly upon the occurrence of any of the following events that would be reasonably expected to result in a material liability in relation to an asset of the APR Group (where a Responsible Officer of an Obligor has knowledge thereof), provide to the Administrative Agent a certificate of an officer of each Borrower or of each Borrower's agents specifying in reasonable detail the nature of the event concerned:
(i)    the receipt by the Borrowers or any Environmental Representative of any material Environmental Claim; or
(ii)    any material release of Hazardous Materials.
SECTION 5.20    Information regarding the Collateral Assets. Each Obligor shall at all times:
(a)    notify the Administrative Agent of any material requirement or recommendation made by any insurer or by any competent authority which is not complied with on a material basis with reasonable promptness after a Responsible Officer has knowledge of the same;
(b)    [Reserved];
(c)    monthly provide the Administrative Agent with a Collateral Asset Report, which shall include, without limitation, a list of Collateral Assets, the contract status of each, the tenor and end date of any such contracts and the rates payable thereunder;

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(d)    notify the Administrative Agent of any material Environmental Claim being made in connection with any of the Collateral Assets or its operation with promptness after a Responsible Officer has knowledge of the same;
(e)    give to the Administrative Agent from time to time on request such information, in sufficient copies (which may take the form of electronic copies) for all the Lenders, as the Administrative Agent may reasonably request regarding any of the Collateral Assets, their employment, position and engagements;
(f)    furnish the Administrative Agent with full information of any casualty or other accident or damage (including a Total Loss) to any material portion of the Collateral Assets with reasonable promptness after a Responsible Officer has knowledge of the same; and
(g)    give to the Administrative Agent and its duly authorized representatives reasonable access to any of the Collateral Assets for the purpose of conducting inspections and/or surveys of such Collateral Asset provided that (i) the Administrative Agent shall co-operate with the Borrowers in respect of the timing for and the place where such surveys take place in order to minimize disruption to the activities of such Collateral Asset, and (ii) unless a Default has occurred and is continuing or such inspection and/or survey demonstrates that a Default is continuing, such inspections and/or surveys shall (x) not occur more than one time during any calendar year and (y) not take place at the expense of the Borrowers.
Following receipt by the Administrative Agent of any document, notification or information pursuant to this Section, the Administrative Agent shall provide the same to the Lenders.
SECTION 5.21    Provision of further information. Each Obligor shall, as soon as practicable following receipt of a request by the Administrative Agent, provide the Administrative Agent, with sufficient copies for all the Lenders, with any additional or further financial or other information relating to any of the Collateral Assets, the Obligatory Insurances or to any other matter relevant to, or to any provision of, a Loan Document which the Administrative Agent may reasonably request. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
SECTION 5.22    Acquisition Agreement. The Borrowers shall procure that the Acquisition Agreement shall remain in full force and effect and no Obligor shall agree any amendment or waiver in respect of it that would adversely affect the Lenders or the Administrative Agent without the prior written consent of the Administrative Agent. The Borrowers shall notify the Administrative Agent (whereupon the Administrative Agent shall notify the Lenders) of any amendment or waiver of the Acquisition Agreement within thirty (30) days of the effectiveness thereof.
SECTION 5.23    Collateral Asset Contracts. Each Collateral Asset Owner shall be entitled to lease its Collateral Asset, pursuant to a Collateral Asset Contract, provided always that each Collateral Asset Owner complies with the terms of this Agreement and the other Loan Documents and:
(a)    if a Collateral Asset Owner enters into a Collateral Asset Contract in respect of a Collateral Asset, it promptly notifies the Administrative Agent thereof and provides the Administrative Agent with a copy of the Collateral Asset Contract;
(b)    such Collateral Asset Owner serves a notice of assignment upon the Lessee pursuant to the terms of the Security Agreement or, as applicable, Debenture; and
(c)    Collateral Asset Owners shall procure the prior written consent of the Administrative Agent for any Collateral Asset Contract with any Affiliate of the Parent Guarantor (other than any member of the APR Group).
SECTION 5.24    [Reserved].

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SECTION 5.25    Insurances.
(a)    Each Collateral Asset Owner will, at all times, maintain in respect of itself or each Collateral Asset, as applicable:
(i)    general liability insurance; and
(ii)    property insurance at no less than the then applicable Required Insurance Amount, in each case with financially sound and reputable insurance companies and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law. The Borrowers will use commercially reasonable efforts to provide that such insurance policies in respect of the Obligatory Insurances state, to the extent requested by the Administrative Agent, that they shall not be canceled for non-payment of premium without at least thirty (30) days' prior written notice thereof to the Administrative Agent. All such Obligatory Insurances shall (x) in the case of general liability insurance and property insurance, name the Security Trustee as an additional insured party thereunder, and (y) in the case of each property insurance policy, name the Security Trustee as loss payee, in the case of both (x) and (y) pursuant to standard endorsements to the extent the underlying policy does not automatically provide such coverages to the Security Trustee.
(b)    The Obligors shall, to the extent reasonably requested by the Administrative Agent, deliver to the Administrative Agent information in reasonable detail as to the Obligatory Insurances then in effect, stating the names of the insurance companies, the amounts and rates of such insurance, the dates of the expiration thereof and the properties and risks covered thereby.
(c)    The Administrative Agent may, at the cost of the Borrowers (and no more frequently than annually), if there has been a material change in the insurance coverages or amounts in respect of the Obligatory Insurances, instruct the Insurance Consultant to prepare a report verifying the Obligors’ compliance with their obligations provided in this Section 5.25 and Section 5.26, based on the latest information provided by the Obligors pursuant to clause (b) above.
SECTION 5.26    Obligatory Insurances. Without prejudice to its obligations under Section 5.25, each Collateral Asset Owner will:
(a)    not make, do, consent or agree to any act or omission which would or might render any Obligatory Insurance invalid, void, voidable or unenforceable or render any sum paid out under any Obligatory Insurance repayable in whole or in part;
(b)    duly and punctually pay when due all premiums, calls, contributions or other sums of money from time to time payable in respect of any Obligatory Insurance;
(c)    renew all Obligatory Insurances at least three (3) days before the relevant policies or contracts expire and procure that the applicable brokers shall promptly confirm in writing to the Administrative Agent as and when each renewal is effected;
(d)    forthwith upon the effecting of any Obligatory Insurance, give written notice of the insurance to the Administrative Agent stating the full particulars (including the dates and amounts) of the insurance, and on request produce the receipts for each sum paid by it pursuant to paragraph (b) above;
(e)    procure that the Security Trustee is noted as (i) an additional insured party on all policies of general liability insurance and property insurance and (ii) loss payee on all policies of property insurance; and
(f)    in the event that the Collateral Asset Owner receives payment of any moneys under the Obligatory Insurances, forthwith pay over the same to the Security Trustee and, until paid over, such moneys shall be held in trust for the Security Trustee by the Borrower.

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SECTION 5.27    Power of Administrative Agent to insure. If the Obligors fail to effect and keep in force Obligatory Insurances in accordance with this Agreement, it shall be permissible, but not obligatory, for the Administrative Agent to, following written notice thereof to the Borrowers, effect and keep in force insurance or insurances in the amounts required under this Agreement, and the Borrowers will reimburse the Administrative Agent for the costs of so doing.
SECTION 5.28    [Reserved]
SECTION 5.29    Taxation.
(a)    Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:
(i)    such payment is being contested in good faith;
(ii)    in each case to the extent required by Accounting Principles, adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Administrative Agent under Section 5.01; and
(iii)    such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)    No Borrower shall change its residence for Tax purposes except with the consent of the Administrative Agent, such consent not to be unreasonably withheld.
ARTICLE VI

NEGATIVE COVENANTS
Until the Commitments have expired or been terminated, all Obligations have been paid in full and all Letters of Credit have expired or been canceled (without any pending drawings), each Borrower covenants and agrees with the Lenders that:
SECTION 6.01    Security Interests. Each Obligor shall not create or permit to subsist any Security Interest over the Obligatory Insurances, Indirect Collateral Assets, Equity Interests in the Collateral Asset Owner in respect of any Indirect Collateral Asset or any other Security Assets or any Related Contract other than:
(a)    Permitted Liens; or
(b)    with the prior written consent of the Administrative Agent; provided the Security Interests created or permitted to exist pursuant to this clause (b) shall not secure obligations in excess of $50,000,000 at any time outstanding.
SECTION 6.02    Mergers. No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction (other than intercompany mergers and amalgamations which would not otherwise lead to a contravention of this Agreement or any other Loan Document).
SECTION 6.03    Special Purpose Covenants.
(a)    No Obligor shall principally engage in any material line of business substantially different to that with which it is engaged on the Restatement Date or any similar, related, incidental, ancillary or complimentary businesses thereto (including the direct or indirect ownership, operation, maintenance and leasing of power generating assets and any business incidental or related thereto), unless such business is approved by the Administrative Agent (acting on the instructions of the Required Lenders).

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(b)    No Obligor shall incur any Indebtedness other than (i) Indebtedness normally associated with the day to day operation of the Collateral Assets, or otherwise in the normal course of business provided the Indebtedness incurred pursuant to this clause (i) shall not exceed $25,000,000 at any time outstanding, (ii) Indebtedness under any Additional Secured Debt, (iii) Indebtedness under Third Party Letters of Credit not to exceed $30,000,000 at any time outstanding (provided that Third Party Letters of Credit that are backstopped by Letters of Credit or cash collateralized shall not be counted toward such Dollar limit) and (iv) Indebtedness pursuant to any Intra Group Loan Agreement; provided such Intra Group Loan Agreement shall be subordinated to the Obligations and provide certain other undertakings in accordance with section 5.02 of the Intercreditor Agreement and, in no circumstances, shall the maturity date in respect of any such Intra Group Loan occur on or prior to the Maturity Date; provided further, notwithstanding the forgoing, any Indebtedness under an Intra Group Loan Agreement with Parent Guarantor shall, subject to the other provisions of the Loan Documents, be permitted to be refinanced by Additional Secured Debt (with, for the avoidance of doubt, Parent Guarantor receiving proceeds in respect thereof in satisfaction of such Indebtedness) provided that such Additional Secured Debt shall constitute Qualified Refinancing Debt. Until the date which is two (2) years after the Original Closing Date, the Borrowers shall not agree to any amendment to Qualified Refinancing Debt if, as a result thereof, such Qualified Refinancing Debt would cease to meet the requirements set out in clauses (i) to (v) of the definition of Qualified Refinancing Debt.
SECTION 6.04    Payment of dividends. No Obligor shall pay any dividends or make any other distributions (whether by loan or otherwise) to shareholders unless, (a) under Applicable Law and accounting principles in its jurisdiction of incorporation, it is entitled to pay such dividends or make such other distribution, and (b) no Default has occurred and is continuing.
SECTION 6.05    Collateral Asset Dispositions and Removals.
(a)    Subject to clause (b) below, a Collateral Asset Owner may not sell or dispose of a Collateral Asset (a “Collateral Asset Disposition”) unless the Collateral Asset Disposition is completed subject to and in accordance with the following conditions:
(i)    such Collateral Asset Disposition shall not be permitted if, after giving effect to the application of the proceeds thereof, (i) an LTV Event, DSCR Event or Leverage Ratio Event would occur or be continuing, unless such Collateral Asset Disposition (together with the application of the proceeds thereof) would not worsen the LTV Event, DSCR Event and/or Leverage Ratio Event, as applicable or (ii) it would cause a Default;
(ii)    the Administrative Agent shall have received no later than three (3) Business Days prior to the date of such Collateral Asset Disposition in writing reasonable detail with respect to such Collateral Asset Disposition providing:
(A)    the Collateral Asset being disposed, relevant purchase price and anticipated net sale proceeds and date on which such Collateral Asset Disposition is scheduled to be completed (it being acknowledged that such date may change); and
(B)    a representation and warranty from the Borrowers in connection with the matters referred to in subsection (a) above and certifying the LTV Ratio and DSCR Ratio following such Collateral Asset Disposition (including the supporting calculations).
(b)    Collateral Asset Dispositions in respect of Collateral Assets with an aggregate OLV (based on the most recent valuations provided pursuant to Section 5.03) of less than $1,000,000 per transaction shall not be subject to the restrictions and notice requirements provided in clause (a) above and any related Collateral Asset Disposition Date shall not constitute a “Test Date” pursuant to paragraph (b) of the definition thereof, provided that the aggregate OLV of Collateral Assets the subject of Collateral Asset Dispositions pursuant to this Section 6.05(b) shall not exceed US$2,500,000 in any calendar year and (for the avoidance of any doubt) once such threshold has been exceeded all further Collateral Asset Dispositions during such calendar year shall be subject to the restrictions and notice requirements provided in clause (a) above and any related Collateral Asset Disposition Date shall constitute a Test Date.

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(c)    In addition, a Collateral Asset Owner may transfer any Collateral Assets to another Obligor (subject to compliance with Section 5.13 with respect to such Collateral Asset).
SECTION 6.06    Year end. No Obligor shall change its financial year end except with prior notice to the Administrative Agent and, in the case of any Obligor, prior consent of the Administrative Agent (not to be unreasonably withheld or delayed).
SECTION 6.07    Insurances. Subject to Obligors’ right to release and dispose of Collateral Assets, no Obligor shall take any action, enter into any document or agreement or omit to take any action or to enter into any document or agreement which would, or could reasonably be expected to, cause any Obligatory Insurances to cease to remain in full force and effect and shall use commercially reasonable efforts to procure that the Insurers do not take any action, enter into any document or agreement or omit to take any action or to enter into any document or agreement which would, or could reasonably be expected to, cause such Obligatory Insurances to cease to remain in full force and effect.
SECTION 6.08    Financial Covenants.
(a)    LTV Ratio. If on any Test Date it is determined that the LTV Ratio is in excess of 90 percent (an “LTV Event”), the Borrowers shall provide a Guarantor Cure.
(b)    Debt Service Coverage Ratio. On any Test Date if the DSCR Ratio is less than 1.5:1 (a “DSCR Event”), the Borrowers shall provide a Guarantor Cure.
(c)    [Reserved]
(d)    Leverage Ratio. If the Leverage Ratio on any Test Date (i) on or before the first anniversary of the Restatement Date exceeds 3.50:1, (ii) after the first anniversary of the Restatement Date, but on or before the second anniversary of the Restatement Date exceeds 3:1; and (iii) after the second anniversary of the Restatement Date exceeds 2.5:1, then it shall constitute a “Leverage Ratio Event” and the Borrowers shall provide a Guarantor Cure.
The financial covenants set forth above shall be tested on each Determination Date by reference to the most recent Measurement Period, and compliance shall be evidenced in the Compliance Certificates which shall be provided by the Borrowers as provided under Section 5.02(a).
SECTION 6.09    Guarantor Cures. Upon any LTV Event, DSCR Event or Leverage Ratio Event (or combination thereof), the Borrowers shall procure within thirty (30) days that the Parent Guarantor makes an equity contribution to the Borrowers in an amount sufficient to cure all such breaches as are continuing (a “Guarantor Cure”). All Guarantor Cures shall be paid to the Collateral Account in accordance with the timeline prescribed in the preceding sentence and will be applied to prepayment of the Program Debt no later than the next Payment Date in accordance with section 4.02(d)(ii) of the Intercreditor Agreement.
SECTION 6.10    [Reserved]
SECTION 6.11    Anti-corruption law. (a) Each Obligor and its Subsidiaries shall conduct their business in compliance with Anti-Corruption Laws; and (b) Each Obligor shall ensure that no proceeds of the Program Debt will be applied in a manner or for a purpose prohibited by Anti-Corruption Laws.
SECTION 6.12    Sanctions. (a) Each Obligor shall ensure that no proceeds of the Program Debt will be made available, directly or, to the knowledge of the Obligors, indirectly, to or for the benefit of, or used to fund any activities with or business of a Sanctioned Person, or in any country territory that, at the time of such funding, is the subject of Sanctions, or otherwise applied in a manner or for a purpose prohibited by Sanctions or Anti-Corruption Laws, or which would result in a violation of Sanctions by any person (including any person participating in the Program Debt, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise); (b) each Obligor and its Subsidiaries shall remain in compliance with all Sanctions and shall implement a policy for Sanctions in

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line with the requirements applicable law; (c) no Obligor nor their respective Subsidiaries shall fund all or part of any repayment required to be made pursuant to Program Debt out of proceeds directly or indirectly derived from any business, activities or transactions which would be prohibited by Sanctions or which would otherwise cause any Person or a Lender to be in breach of Sanctions or to otherwise become the subject or target of Sanctions; (d) no Obligor nor their respective Subsidiaries shall (and shall procure that no Lessee will) operate, possess, use, dispose of or otherwise deal with, or procure or allow the ownership, operation, possession, use, disposal of or any other dealing with, each Collateral Asset or part thereof for any purpose or to any person which would violate or cause any Finance Party to violate, when and as applicable, any Sanctions, any anti-terrorism law or any anti-corruption law in each case applicable to it; and (e) no Obligor will permit the use or operation of any Collateral Asset (i) in any country or territory that at such time is the subject of Sanctions, (ii) by a Sanctioned Person, or (iii) in any other manner that will result in a violation by any Person, the Finance Parties or any other person participating in the Program Debt (whether as underwriter, advisor, investor or otherwise) of Sanctions.
ARTICLE VII

EVENTS OF DEFAULT
SECTION 7.01    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)    any Obligor shall fail to pay any amount payable by it under the Loan Documents in the manner required under the Loan Documents, unless the non-payment is remedied within three (3) Business Days of the due date;
(b)    an Obligor shall fail to comply with any term of Sections 3.22, 5.25, 6.01, 6.03, 6.08 (subject to Guarantor Cure rights), 6.09, 6.11 and 6.12 or the Parent Guarantor fails to comply with the terms of section 11 of the Parent Guarantee;
(c)    an Obligor or the Parent Guarantor shall fail to comply with any other term of the Loan Documents not already referred to in Section 7.01(b) above, unless the non-compliance: (i) is capable of remedy; and (ii) is remedied within thirty (30) days (or, in the case of Section 5.06, five (5) Business Days) of the earlier of (i) the date on which written notice of such failure is delivered to Borrowers and (ii) any Responsible Officer of an Obligor having knowledge of such failure to comply;
(d)    a representation made or repeated by an Obligor or the Parent Guarantor in any Loan Document or in any document delivered by or on behalf of the Obligor or Parent Guarantor under any Loan Document is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation: (i) are capable of remedy; and (ii) are remedied within thirty (30) days of the earlier of (i) the date on which written notice of such misrepresentation is delivered to the Borrowers and (ii) any Responsible Officer of an Obligor having knowledge of such misrepresentation;
(e)    any of the following occurs in respect of an Obligor or the Parent Guarantor: (i) any of its Indebtedness is not paid when due (after the expiry of any originally applicable grace period); (ii) any of its Indebtedness: (A) becomes prematurely due and payable; or (B) is placed on demand; or (C) is capable of being declared by a creditor to be prematurely due and payable or being placed on demand, in each case, as a result of an event of default (howsoever described) and after the expiry of any applicable grace period; or (iii) any commitment for its Indebtedness is cancelled or suspended as a result of an event of default (howsoever described), unless, in the case of the Parent Guarantor, the aggregate amount of Indebtedness falling within (i) to (iii) above is less than US$50,000,000 or its equivalent or, in the case of an Obligor, the aggregate amount of Indebtedness falling within (i) to (iii) above is less than US$25,000,000 or its equivalent;
(f)    any of the following occurs in respect of the Parent Guarantor, a Borrower or another Obligor: (i) it is deemed for the purposes of any Applicable Law to be, unable to pay its debts as they fall due or insolvent; (ii) it admits its inability to pay its debts as they fall due; (iii) it suspends making payments on its debts generally or announces an intention to do so; or (iv) a moratorium is

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declared in respect of any of its indebtedness, provided that if a moratorium occurs in respect of an Obligor, the ending of the moratorium will not remedy any Event of Default caused by the moratorium;
(g)    any of the following occurs in respect of the Parent Guarantor, a Borrower or another Obligor: (i) any step is taken with a view to a moratorium, a composition, assignment or similar arrangement with any of its creditors; (ii) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution to petition for or to file documents with a court for its winding-up, administration or dissolution or any such resolution is passed; (iii) any person presents a petition, or files documents with a court for its winding-up, administration or dissolution; (iv) an order for its winding-up, administration or dissolution is made; (v) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, receiver and manager, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets; (vi) its directors, shareholders or other officers request the appointment of or give notice of their intention to appoint a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, receiver and manager, administrative receiver, administrator or similar officer; or (vii) any other analogous step or procedure is taken or appointment is made in any jurisdiction, provided that subsections (i) to (vii) above shall not apply to a frivolous or vexatious petition for winding-up presented by a creditor in respect of an Obligor which is being contested in good faith and with due diligence and is discharged or struck out within, in the case of an Obligor, forty-five (45) days or, in the case of the Parent Guarantor, sixty (60) days;
(h)    the Parent Guarantor, a Borrower or, taken as a whole, the Obligors suspends, ceases, or threatens to suspend, cease, to carry on all or a material portion of its business;
(i)    an Obligor fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction in a non-appealable judgment or order with respect to which the amount in controversy exceeds $15,000,000 or (ii) the Parent Guarantor fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction in a non-appealable judgment or order with respect to which the amount in controversy exceeds $50,000,000;
(j)    with effect from the Funding Date, a Borrower ceases to be a direct or indirect Wholly-Owned Subsidiary of the Parent Guarantor;
(k)    any Obligor ceases to be either (i) a Wholly-Owned subsidiary of Apple Bidco Limited or (ii) (if the ownership rights in respect of such Obligor are such that (A) the Security Interest granted in respect such Obligor pursuant to the applicable Share Pledge shall be legally and validly enforceable in respect of all Equity Interests in the applicable Obligor or (B) the Administrative Agent shall be satisfied that, upon enforcement of the Share Pledge in respect of such Obligor, the Security Trustee shall have a legal, valid and enforceable right to simultaneously direct the transfer (whereupon such transfer will occur) of all remaining Equity Interests in such Obligor to an entity designated by the Security Trustee) a majority owned Subsidiary of Apple Bidco Limited, except, in each case, in connection with a permitted disposal of a Collateral Asset in accordance with the Loan Documents;
(l)    it is or becomes unlawful for the Parent Guarantor or an Obligor to perform any of its material obligations under the Loan Documents (other than as a result of the act or inaction of a Finance Party); or any material provision of a Loan Document is not effective or is alleged by a Borrower to be ineffective for any reason; or any material provision of a Loan Document is not effective or is alleged by any party (other than a Finance Party or the Account Bank) to be ineffective for any reason and the same is not remedied within five (5) Business Days; or Parent Guarantor or an Obligor repudiates any material provision of a Loan Document or evidences an intention to repudiate any material provision of a Loan Document;
(m)    any of the Security Documents ceases to be valid in any respect or any of those Security Documents creating a Security Interest in favor of the Security Trustee ceases to provide a perfected first priority security interest in favor of the Security Trustee, provided that no Event of Default shall occur under this provision if (i) no LTV Event would occur if the LTV Ratio were to be tested without including the applicable asset (or in the case of any Security Interests in respect of Obligatory Insurances or the Equity Interests of an Obligor, without including any Collateral Asset covered such insurances or, as applicable, owned by such Obligor) and (ii) the Obligors, in consultation with the

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Administrative Agent, take such action as is required to remedy such Default within forty-five (45) days of its occurrence (or such other commercially reasonable timeframe as may be agreed by the Borrowers and the Administrative Agent);
(n)    an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Borrowers under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that could reasonably be expected to have a Material Adverse Effect;
(o)    the Borrowers fails to satisfy any condition set out in Section 4.04 within the required time period;
(p)    any Obligor, or anyone acting through an Obligor, makes any withdrawal from, or instructs an Account Bank to make any payment from, any Charged Account, other than in accordance with article IV of the Intercreditor Agreement;
(q)    the balance standing to the credit of the Debt Service Reserve Account is less than the Debt Service Reserve Account Minimum Balance, unless the Obligors procure that amounts are credited to the Debt Service Reserve Account such that the balance thereof equals or exceeds the Debt Service Reserve Account Minimum Balance within thirty (30) days;
then, and in every such event (other than an event with respect to a Borrower described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times:
(i)    terminate the Commitments, and thereupon the Commitments shall terminate immediately;
(ii)    declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;
(iii)    require that the Borrowers Cash Collateralize the L/C Obligations as provided in Section 2.07(j); and
(iv)    exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and/or in respect of the Security Assets;
provided that, in case of any event with respect to a Borrower described in clause (g) or (h) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as provided in clause (iii) above shall automatically become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
ARTICLE VIII

AGENCY
SECTION 8.01    Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the

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terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent shall, unless a contrary indication appears in a Loan Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Administrative Agent in accordance with any instructions given to it by (a) all Lenders or the relevant proportion of the Lenders if the relevant Loan Document stipulates the matter is, as applicable, an all Lender decision or a decision requiring some specified proportion of the Lenders and (b) in all other cases, the Required Lenders. Except as otherwise provided in Section 8.06(b), the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and the Borrowers shall not have rights as third-party beneficiaries of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 8.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 8.03    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 9.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrowers, a Lender or an Issuing Bank.

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(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 8.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, increase, reinstatement or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 8.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a

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successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
SECTION 8.07    Non-Reliance on Agents and Other Lenders. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 8.08    No Other Duties. Anything herein to the contrary notwithstanding, the Sole Structuring Agent and the Mandated Lead Arrangers, each listed on the cover page hereof, shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.
SECTION 8.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrowers, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 9.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.03.
SECTION 8.10    Intercreditor Agreement
Each of the Lenders and each Issuing Bank hereby instructs the Administrative Agent to enter into the Intercreditor Agreement and agrees, for the enforceable benefit of all holders of all existing and future Secured Obligations and each existing and future Secured Lien Representative, to each of the

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matters set out in paragraphs (1) to (3) of the definition of Lien Sharing and Priority Confirmation in the Intercreditor Agreement.
SECTION 8.11    Erroneous Payments
(a)    If the Administrative Agent (x) notifies a Finance Party, or any Person who has received funds on behalf of a Finance Party (any such Finance Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Finance Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.11 and held in trust for the benefit of the Administrative Agent, and such Finance Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Base Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Finance Party or any Person who has received funds on behalf of a Finance Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Finance Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Finance Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details

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thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.11(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.11(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Finance Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Finance Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Finance Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)
(i)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform) with respect to such Erroneous Payment Deficiency Assignment, (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, (D) the Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)    The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender or Issuing Bank pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the

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Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender or Issuing Bank from time to time.
(e)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Finance Party, to the rights and interests of such Finance Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Obligors’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Obligor; provided that this Section 8.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
SECTION 8.12    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and

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Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

MISCELLANEOUS
SECTION 9.01    Notices; Public Information.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows:
(i)    if to the US Borrower, the UK Borrower or the Parent Guarantor, to it at c/o Atlas Corp., 2600-200 Granville Street, Vancouver, BC V6C 1S4, Canada, Attention: Chief Financial Officer, Facsimile No.: (604) 331-0925, Telephone No.: (604) 638-2575, Email: gtalbot@atlascorporation.com and legal@atlascorporation;
(ii)    if to the Administrative Agent, to Citibank, N.A. at Citibank Delaware, 1615 Brett Road, OPS III, New Castle, DE 19720, USA, Attention of Agency Operations (Facsimile No. +1 (646) 274-5080; Telephone No. +1 (302) 894-6010; Email: GlAgentOfficeOps@Citi.com);
(iii)    if to any Issuing Bank, to it at the address provided in writing to the Administrative Agent and the Borrowers at the time of its appointment as an Issuing Bank hereunder; and
(iv)    if to a Lender, to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to

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have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address, email, telephone or facsimile number for notices and other communications hereunder by written notice to the other parties hereto.
(d)    Platform.
(i)    The Borrowers agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on the Platform.
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrowers pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.
SECTION 9.02    Waivers; Amendments.
(a)    No Waiver; Remedies Cumulative; Enforcement. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies,

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powers and privileges of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Obligors (and to direct instruct the Security Trustee in accordance with the Intercreditor Agreement) shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) each Issuing Bank from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.12) or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrowers under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 8.01 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.
(b)    Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers therefrom, shall be effective unless in writing executed by the Borrowers and the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) and acknowledged by the Administrative Agent and the Parent Guarantor, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(i)    extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender);
(ii)    reduce the principal of, or rate of interest specified herein on, any Loan or any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrowers to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);
(iii)    postpone any date scheduled for any payment of principal of, or interest on, any Loan or any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;
(iv)    change Section 2.12 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(v)    waive any condition set forth in Section 4.01 without the written consent of each Lender;

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(vi)    change Section 2.07(d) in a manner that would permit the expiration date of any Letter of Credit to occur after the Maturity Date without the consent of each Lender;
(vii)    waive or amend any provision of Sections 3.21, 6.11 or 6.12 and any related sanctions definitions without the consent of each Lender; or
(viii)    change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, in each case without the written consent of each Lender;
provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent and (B) any Issuing Bank, unless in writing executed by such Issuing Bank, in each case in addition to the Borrowers and the Lenders required above.
Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.
In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten (10) Business Days following receipt of notice thereof.
SECTION 9.03    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Lenders, the Administrative Agent and their Affiliates (including the fees, charges and disbursements of counsel for the Administrative Agent, where applicable, in accordance with previously agreed fee arrangements) in connection with the syndication of the Loans, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Bank (including the documented fees, charges and disbursements of one counsel for the Administrative Agent and one additional counsel in any applicable local jurisdiction, one counsel for the Lenders and any Issuing Bank as a whole (and one additional counsel in the event of an actual conflict of interest) and, in each case, such other counsel as may be agreed with the Borrowers) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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(b)    Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify the Administrative Party (and any sub-agent thereof), the Account Bank, each Lender, each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by an Obligor or any of its Subsidiaries, or any Environmental Liability related in any way to an Obligor or any of its Subsidiaries, (iv) any costs associated with any Default hereunder or the enforcement of the Security Documents or acceleration of the Loans, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(c)    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by the Borrowers to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Bank in connection with such capacity.
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
(f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
SECTION 9.04    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns

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permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign or transfer to any bank, financial institution, insurance company or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in financing loans (an “Eligible Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(ii)    Required Consents. The consent of the Borrowers shall be required unless the assignee is a Lender or an Affiliate of a Lender (so long as such Affiliate is engaged in making commercial loans or similar extensions of credit in the ordinary course of its business), or any Event of Default has occurred and is continuing at the time of assignment.
(iii)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000; provided that the Administrative Agent may, in its sole discretion or upon instruction by the Sole Structuring Agent, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(iv)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrowers or any Affiliates or Subsidiaries of the Parent Guarantor or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (C) (without the consent of the Borrowers) to any Person who is, at the time of such assignment, a Borrower Competitor.
(v)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time (without the consent of, or notice to, the Borrowers or the Administrative Agent, unless no Event of Default is continuing and such Person is not a Lender or an Affiliate of a Lender, in which case, the consent of the Borrowers shall be required) sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) such Lender retains the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.02(b) which requires the consent of all Lenders. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03(b) with respect to any payments made by such Lender to its Participant(s).
The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.17 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.17(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant

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and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05    Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Credit Extensions hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Commitments have not expired or been terminated. The provisions of Sections 2.13, 2.14, 9.03, 9.15 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06    Counterparts; Integration; Effectiveness; Electronic Execution; Dutch Power of Attorney.
(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents, including any Assignment and Assumption, shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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(c)    Dutch Power of Attorney. If a Dutch Obligor is represented by an attorney in connection with the signing and/or execution of this Agreement or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of his authority shall be governed by the laws of The Netherlands.
SECTION 9.07    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or any Issuing Bank, as applicable, then such provision shall be deemed to be in effect only to the extent not so limited.
SECTION 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness.
SECTION 9.09    Governing Law; Jurisdiction; Etc.
(a)    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Jurisdiction. Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against a Borrower or its properties in the courts of any jurisdiction.

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(c)    Waiver of Venue. Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12    Treatment of Certain Information; Confidentiality. Each of the parties or any Person who becomes a party, whether or not any such party or Person ceases to be a party, shall not (i) without the express prior written consent of the other parties, issue any press release in relation to the transactions evidenced by this Agreement and the other Loan Documents, or (ii) disclose to any other person (other than another party to a Loan Document) the Loan Documents or any Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Laws or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any Security Document or any action or proceeding relating to this Agreement or any other Loan Document or any Security Document or the enforcement of rights hereunder or thereunder; (f) to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, in each case provided such recipient(s) have signed a confidentiality agreement consistent with this Section 9.12; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or their Subsidiaries or this Agreement or the Loans or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans; (h) to any central bank or Federal Reserve Bank to whom or for whose benefit a Lender charges, assigns or otherwise creates Security Interest (or may do so) pursuant to Section 9.04(e); (i) with the consent of the party who has provided such Confidential Information; (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than the Borrowers who did not acquire such information as a result of a breach of this Section, or (k) to its auditors, legal, insurance or

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other professional advisors or insurers or underwriters of any member of the group of companies of which such party is a member. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Confidential Information” means this Agreement and the other Loan Documents and the transactions contemplated hereby and all information received from any other party to this Agreement or any of its Subsidiaries or any of their respective businesses, relating to such party’s business, financial or other covenants, other than any such information that is available to the receiving party on a nonconfidential basis prior to disclosure by the disclosing party; provided that, in the case of such information received after the Original Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13    PATRIOT Act. The Administrative Agent and each Lender subject to the PATRIOT Act hereby notifies the Borrowers that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Administrative Agent and such Lender, which information includes the name and address of the Borrowers and Obligors and other information that will allow the Administrative Agent and such Lender to identify the Borrowers and Obligors in accordance with the PATRIOT Act. Accordingly, each party agrees to provide to the Administrative Agent and each such Lender upon their request from time to time such identifying information and documentation as may be available in order to enable the Administrative Agent and each such Lender to comply with the requirements of the PATRIOT Act.
SECTION 9.14    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or refunded to the Borrowers so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.
SECTION 9.15    Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

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SECTION 9.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrowers and their Subsidiaries and the Sole Structuring Agent, the Administrative Agent, any Issuing Bank, or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Sole Structuring Agent, the Administrative Agent, any Issuing Bank or any Lender has advised or is advising the Borrowers or any of their Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Sole Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders are arm’s-length commercial transactions between the Borrowers and the Borrowers’ Affiliates, on the one hand, and the Sole Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders, on the other hand, (iii) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent that they have deemed appropriate and (iv) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Sole Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of the Borrowers’ Affiliates, or any other Person; (ii) none of the Sole Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders has any obligation to the Borrowers or any of the Borrowers’ Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Sole Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrowers and the Borrowers’ Affiliates, and none of the Sole Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders has any obligation to disclose any of such interests to the Borrowers or the Borrowers’ Affiliates. To the fullest extent permitted by Law, the Borrowers hereby waive and release any claims that they may have against any of the Sole Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.17    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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SECTION 9.18    QFC Provisions(i)    . The following provisions apply to the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”):
(a)    The parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(i)    In the event a Covered Entity that is party to a Supported QFC or to any QFC Credit Support (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.
(ii)    In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support
(b)    In addition, the parties agree that:
(i)    Notwithstanding anything to the contrary in the Loan Documents or any other agreement, but without prejudice to the requirements of Section 9.18(a), (1) Default Rights under the Loan Documents that might otherwise apply to a Supported QFC or any QFC Credit Support may not be exercised against a Covered Party if such Default Rights are related, directly or indirectly, to a BHC Act Affiliate of such Covered Party becoming subject to Insolvency Proceedings, except to the extent such exercise would be permitted under 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable; and (2) nothing in the Loan Documents or any other agreement shall prohibit the transfer of any Covered Affiliate QFC Credit Support, any interest or obligation in or under, or any property securing, such Covered Affiliate QFC Credit Support to a Transferee upon or following a BHC Act Affiliate of the Covered Party becoming subject to Insolvency Proceedings, unless the transfer would result in the party supported thereby being the beneficiary of such Covered Affiliate QFC Credit Support in violation of any law applicable to such party.
(ii)    After a BHC Act Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to the Loan Documents, any Supported QFC or any QFC Credit Support seeks to exercise any Default Right against such Covered Party with respect to such Supported QFC or such QFC Credit Support, the party seeking to exercise such Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.
(c)    As used in this Section 9.18, the following terms have the following meanings;
(i)    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)    “Covered Entity” means any of the following:

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(A)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(B)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(C)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)    “Covered Affiliate QFC Credit Support” means, in respect of a Supported QFC to which a Covered Party is the direct party, QFC Credit Support provided by a Covered Party that is a BHC Act Affiliate of such direct party.
(iv)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(v)    “Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.
(vi)    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
(vii)    “Transferee” means, in respect of any Covered Affiliate QFC Credit Support, a Person to whom such Covered Affiliate QFC Credit Support is transferred upon the provider of such Covered Affiliate QFC Credit Support becoming subject to Insolvency Proceedings or thereafter as part of its resolution, restructuring, or reorganization.
SECTION 9.19    Joint and Several Liability(i)    . The obligations of each Borrower under the Loan Documents are owed by the Borrowers jointly and severally, such that each Borrower shall be jointly and severally liable for each obligation expressed to be owed by a Borrower or the Borrowers under any Loan Document.
SECTION 9.20    Amendment and Restatement.
(a)    This Agreement shall be deemed to be an amendment to and restatement of the Initial Credit Agreement, and the Initial Credit Agreement as amended and restated hereby shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Agreement is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the Initial Credit Agreement or the liens, security interests, loans, guarantees, liabilities, expenses, or obligations under the Initial Credit Agreement, or the collateral thereunder. Each of the Obligors affirms its duties and obligations under the terms of the Initial Credit Agreement (as amended and restated by this Agreement). This Agreement amends and restates the Initial Credit Agreement in its entirety and any obligation thereunder shall be deemed to be outstanding under this Agreement. If there is a conflict between the Initial Credit Agreement and this Agreement, this Agreement shall govern from and after the Restatement Date. Upon the Restatement Date, each reference to the Initial Credit Agreement in any other Secured Debt Document or in any other document, instrument or agreement shall mean and be a reference to the Initial Credit Agreement as amended and restated by this Agreement.
(b)    Each Obligor hereby (i) expressly acknowledges the terms of this Agreement, (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) executed by such Obligor and (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, including with respect to the obligations of the Borrowers as modified by this Agreement. Each Obligor further represents and warrants to each Finance Party that after giving effect to this Agreement, neither the modification of the Initial Credit Agreement effected pursuant to this Agreement, nor the execution, delivery, performance or effectiveness of this Agreement (A) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Secured Debt Document (as such term is defined in the Initial Credit

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Agreement), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (B) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
(c)    Each Obligor hereby agrees, acknowledges and affirms that (i) each of the Loan Documents to which it is a party shall remain in full force and effect and shall constitute security for all Obligations pursuant to the Initial Credit Agreement as amended and restated hereby, and (ii) any reference to the Initial Credit Agreement appearing in any other Secured Debt Document shall on and after the Restatement Date be deemed to refer to the Initial Credit Agreement as amended and restated hereby. In furtherance of the foregoing, each Obligor hereby confirms the security interest in the Collateral granted by it in favor of the Security Trustee pursuant to each Collateral Document to which it is a party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
APR ENERGY, LLC

By__/s/ Joseph DiCamillo___________________
Name:Joseph DiCamillo
Title: Secretary

[Signature Page to Amended and Restated Credit Agreement]

APR ENERGY HOLDINGS LIMITED

By__/s/ Graham Talbot__________________
Name: Graham Talbot
Title: Director

[Signature Page to Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT

CITIBANK, N.A.,
as Administrative Agent

    By_/s/ Marion O'Connor_______________
    Name: Marion O'Connor
    Title: Senior Trust Officer

[Signature Page to Amended and Restated Credit Agreement]

SOLE STRUCTURING AGENT

CITIBANK, N.A.,
as Sole Structuring Agent

    By_/s/ Christa Volpicelli________________
    Name: Christa Volpicelli
    Title: Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

LENDERS

EXPORT DEVELOPMENT CANADA,
as Lender and as Mandated Lead Arranger

    By__/s/ Michael Lambe_______________
    Name: Michael Lambe
    Title: Senior Financing Manager

    By__/s/ Sedami Koutangni_______________
    Name: Sedami Koutangni
    Title: Senior Associate

[Signature Page to Amended and Restated Credit Agreement]

BANK OF MONTREAL, CHICAGO BRANCH,
as Lender and as Mandated Lead Arranger

    By_/s/ Andrew Berryman______________
    Name: Andrew Berryman
    Title: Director

[Signature Page to Amended and Restated Credit Agreement]

THE TORONTO-DOMINION BANK,
as Lender and as Mandated Lead Arranger

    By__/s/ Andrei Rybianski____________
    Name: Andrei Rybianski
    Title: Director, Commercial National Accounts

    By_/s/ Kathryn Gislason_________________
    Name: Kathryn Gislason
    Title: Associate Vice President, Commercial Credit

[Signature Page to Amended and Restated Credit Agreement]

CITIBANK, N.A.,
as Lender and as Mandated Lead Arranger

    By_/s/ Christa Volpicelli______________
    Name: Christa Volpicelli
    Title: Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

CANADIAN WESTERN BANK,
as Lender

    By__/s/ Michael Thomas____________
    Name: Michael Thomas
    Title: AVP, Corporate Lending

    By__/s/ Stan Seto____________
    Name: Stan Seto
    Title: AVP, Corporate Lending

[Signature Page to Amended and Restated Credit Agreement]

HSBC BANK CANADA,
as Lender

    By_/s/ Gunjeet Bains____________
    Name: Gunjeet Bains
    Title: Director

    By_/s/ Todd Patchell____________
    Name: Todd Patchell
    Title: Vice President

[Signature Page to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.,
as Lender

    By_/s/ Daryl Hogge____________
    Name: Daryl Hogge
    Title: Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]